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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            EMC Insurance Group Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                                 April 12, 2007

Dear Stockholder:

     I am pleased to extend to you my personal invitation to attend the 2007 Annual Meeting of Stockholders of EMC Insurance Group Inc. on May 24, 2007, at 1:30 p.m., at the offices of Employers Mutual Casualty Company, 700 Walnut Street, Des Moines, Iowa 50309.

     The accompanying Notice of Annual Meeting and Proxy Statement contains a description of the formal business to be acted upon by the stockholders. At the meeting, I intend to discuss the Company's 2006 performance and its plans for 2007. Certain members of the Company's Board of Directors and Officers of the Company, as well as representatives of Ernst & Young LLP, the Company's independent registered public accounting firm, will be available to answer questions you may have.

     While I am looking forward to seeing you at the meeting, it is very important that those of you who cannot personally attend assure that your shares are represented. I urge you, therefore, to sign and date the enclosed form of proxy and return it promptly in the accompanying envelope. If you attend the meeting, you may, if you wish, withdraw any proxy previously given and vote your shares in person.

                                        Sincerely,


                                        ----------------------------------------
                                        Bruce G. Kelley
                                        President and CEO

                            EMC INSURANCE GROUP INC.

                                    NOTICE OF
                       2007 ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 24, 2007

TO THE STOCKHOLDERS OF EMC INSURANCE GROUP INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of EMC Insurance Group Inc., an Iowa corporation, will be held on Thursday, May 24, 2007 at 1:30 p.m. local time, at the offices of Employers Mutual Casualty Company, 700 Walnut Street, Des Moines, Iowa, for the following purposes:

          1.   To elect a Board of Directors;

          2. To approve the 2007 Employers Mutual Casualty Company Stock Incentive Plan;

          3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the current fiscal year; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Each share of the Company's Common Stock will be entitled to one vote upon all matters described above. Stockholders of record at the close of business on March 29, 2007 will be entitled to notice of and to vote at the meeting. The stock transfer books of the Company will not be closed.

April 12, 2007

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        ----------------------------------------
                                        DONALD D. KLEMME, Secretary

PLEASE VOTE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

                            EMC INSURANCE GROUP INC.
                               717 MULBERRY STREET
                             DES MOINES, IOWA 50309

                                 PROXY STATEMENT
                       2007 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 2007

                               GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of EMC Insurance Group Inc. (the "Company") of proxies from the holders of the Company's $1.00 par value Common Stock (the "Common Stock") for use at the 2007 Annual Meeting of Stockholders to be held on May 24, 2007, and at any adjournment thereof (the "Annual Meeting").

     The Company's 2006 Annual Report to Stockholders was sent to the Company's stockholders on or about April 2, 2007. This proxy statement, along with the accompanying form of proxy, was sent to the Company's stockholders on or about April 12, 2007.

     The accompanying proxy may be revoked by the person giving it at any time before it is voted; such revocation may be accomplished by a letter, or by a properly signed proxy bearing a later date, filed with the Secretary of the Company prior to the Annual Meeting. If the person giving the proxy is present at the meeting and wishes to vote in person, he or she may withdraw his or her proxy at that time.

     The Company has borne all costs of solicitation of proxies. In addition to solicitation by mail, there may be incidental personal solicitations made by directors and officers of the Company, its parent, Employers Mutual Casualty Company ("Employers Mutual"), and their subsidiaries, the costs of which, including payments to nominees who at the request of the Company mail such material to their customers, will be borne by the Company.

                                VOTING SECURITIES

     All stockholders of record of the Common Stock at the close of business on March 29, 2007, are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on March 29, 2007, there were 13,759,433 shares of outstanding Common Stock, each entitled to one vote per share on all matters to be voted upon at the Annual Meeting. The Company's stockholders do not have cumulative voting rights. Shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting will be tabulated for determination of whether or not a quorum is present. A quorum will be present if a majority of the outstanding shares entitled to vote is represented at the Annual Meeting. If a quorum exists, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election, and action on other matters, including ratification of appointment of the Company's independent registered public accounting firm, will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Votes withheld for any director, abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted as votes cast with respect to any matter submitted to the stockholders for a vote and will not affect the outcome of any matter.

                              ELECTION OF DIRECTORS

NOMINEES

     At the Annual Meeting, the stockholders will elect a board of seven directors to serve for terms extending until the 2008 Annual Meeting and until their respective successors are duly elected and qualified. A By-Law change adopted by the Company's Board of Directors early in 2007, to be effective May 24, 2007, reduced the number of directors from eight to seven, in connection with Fredrick A. Schiek's retirement from the Board of Directors as of that date. Proxies in the accompanying form which are received in response to this solicitation will, unless contrary instructions are given therein, be voted in favor of the seven nominees for director listed in the table below. While the Board of Directors does not anticipate that any of the nominees will be unable to stand for election as a director at the Annual Meeting, if that occurs, proxies will be voted in favor of such other person who is recommended by the Nominating Committee and designated by the Board of Directors.

     The table below contains certain information with respect to the Board of Directors' nominees for election as directors.

          NAME            AGE   DIRECTOR SINCE              POSITION WITH THE COMPANY
          ----            ---   --------------   -----------------------------------------------
Margaret A. Ball           69        2004        Director
George C. Carpenter III    79        1981        Director
David J. Fisher            70        1985        Director
Bruce G. Kelley            53        1991        President, Chief Executive Officer and Director
George W. Kochheiser       81        1974        Chairman of the Board
Raymond A. Michel          81        1981        Director
Joanne L. Stockdale        60        2004        Director

     Margaret A. Ball was Senior Vice President of Underwriting of the Company and of Employers Mutual from 1997 until her retirement on January 1, 2001. She was a Vice President of Employers Mutual from 1983 until 1997. Ms. Ball was employed by Employers Mutual from 1971 to 2001.

     George C. Carpenter III was Executive Director and Chief Executive Officer of Iowa Public Television from November 1985 until his retirement in 1993. Prior to that he served as Vice President of Palmer Communications and as Vice President and General Manager of WHO Broadcasting Company, a division of Palmer Communications. He was employed by WHO Broadcasting Company for 20 years.

     David J. Fisher has been Chairman of the Board and Chief Executive Officer of Onthank Company, a Des Moines based wholesale distributor of floor, window, wall covering and countertop products, since 1978 and has been employed by that firm since 1962.

     Bruce G. Kelley has been President and Chief Executive Officer of the Company and of Employers Mutual since 1992 and was Treasurer of Employers Mutual from 1996 until 2000, and of the Company from 1996 until 2001. He was President and Chief Operating Officer of the Company and of Employers Mutual from 1991 to 1992 and was Executive Vice President of both companies from 1989 to 1991. Mr. Kelley has been employed by Employers Mutual since 1985 and has been a director of that company since 1984.

     George W. Kochheiser has been Chairman of the Board of the Company since 1994, and was President and Chief Operating Officer of the Company and of Employers Mutual from 1982 until his retirement in 1991. Mr. Kochheiser also serves as a director of Employers Mutual and was an employee of that company from 1949 to 1991.

     Raymond A. Michel is a member of the Board of Directors of Koss Construction Company, a highway and airport construction firm, and was its Chairman and Chief Executive Officer from 1972 until his retirement in 1989. He has been affiliated with that company in one capacity or another since 1955.

     Joanne L. Stockdale has been the President and Chief Executive Officer of Northern Iowa Die Casting Inc., a manufacturer of aluminum die castings for original equipment manufacturers, since 1983. Since 1988, she has been an investment trustee of the Iowa Public Employees Retirement System (IPERS) where she has served as chair or vice-chair since 1995. She is a Certified Public Accountant.

THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF THE NOMINEES NAMED HEREIN AND A VOTE "FOR" EACH OF THE OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During the year ended December 31, 2006, the Board of Directors of the Company held four regular meetings. In 2006, each member of the Board of Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served. All of the members of the Board of Directors attended the Company's 2006 Annual Meeting and the Company expects a majority of the members of the Board of Directors to attend this year's Annual Meeting. The Board has determined that Board members Ball, Carpenter, Fisher, Michel and Stockdale are independent directors as defined by the rules of the Nasdaq Stock Market.

     The Board of Directors of the Company has five standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Inter-Company Committee and the Nominating Committee. The Executive Committee members are Bruce G. Kelley, Fredrick A. Schiek and George W. Kochheiser. This Committee has authority to exercise all of the authority of the Board of Directors when the Board of Directors is not in session, with the exception of certain actions which, under Iowa law and the Company's By-laws, require action by the Board of Directors; these include amending the Company's Articles of Incorporation, declaring dividends, adopting a plan of merger or consolidation of the Company, appointing or removing executive officers, filling officer vacancies, approving or recommending to the Company's stockholders a voluntary dissolution or revocation of its Articles of Incorporation, or amending the Company's By-laws. The Executive Committee did not meet during the year ended December 31, 2006.

     The members of the Audit Committee are Margaret A. Ball, David J. Fisher and Joanne L. Stockdale. Each member of the Audit Committee is "independent" under the standards established by the corporate governance rules of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. The Board of Directors has determined that Committee member Joanne L. Stockdale qualifies and is designated as an "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission. The functions performed by this Committee are detailed in the Audit Committee Charter, which is reflected in Appendix B of this proxy and available on the Company's website at www.EMCInsurance.com. Their duties are to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control over financial reporting and audit functions. The Audit Committee met ten times during the year ended December 31, 2006.

     The Company's Compensation Committee members are George C. Carpenter III, Raymond A. Michel and Joanne L. Stockdale. Each member of the Compensation Committee is "independent" under the standards established by the corporate governance rules of the Nasdaq Stock Market. The actions taken by this Committee are set forth in the "Compensation Discussion and Analysis" section of this Proxy Statement. The charter of the Compensation Committee is available on the Company's web site at www.EMCInsurance.com. The Compensation Committee met five times during the year ended December 31, 2006.

     The Company and Employers Mutual have each established an Inter-Company Committee. None of the three members of the Company's Inter-Company Committee may be members of Employers Mutual's board of directors, and each are required to be "independent" under the standards established by the rules of the Nasdaq Stock Market. Similarly, Employers Mutual's Inter-Company Committee consists of three directors of Employers Mutual who are not members of the Company's board of directors. The members of the Company's Inter-Company Committee are Margaret
A. Ball, George C. Carpenter III and Raymond A. Michel. Any new material agreement or transaction between Employers Mutual and any of its direct or indirect wholly-owned subsidiaries or affiliate and the Company and any of its direct or indirect wholly-owned subsidiaries, as well as any proposed material change to an existing material agreement between such entities, must receive the approval of both Inter-Company Committees. This approval is granted only if the members of the Company's Inter-Company Committee unanimously conclude that the new agreement or transaction, or proposed material change in an existing agreement, is fair and reasonable to the Company and its stockholders, and the members of Employers Mutual's Inter-Company Committee unanimously conclude that the new agreement or transaction, or proposed change in an existing agreement, is fair and reasonable to Employers Mutual and its policyholders. The two Inter-Company Committees may meet separately or jointly, but separate votes are always required. The Company's Inter-Company Committee met one time during the year ended December 31, 2006.

     The members of the Nominating Committee are George C. Carpenter III, David
J. Fisher and Raymond A. Michel. Each of these members are "independent" under the standards established by the rules of the Nasdaq Stock Market. The Nominating Committee ensures that the Board of Directors of the Company is appropriately constituted to meet its fiduciary obligations to stockholders. To accomplish this purpose, the Nominating Committee assists the Board of Directors in assessing its membership needs, identifies individuals qualified to become members of the Board of Directors and makes recommendations regarding potential director candidates to the Board of Directors. Criteria for the nomination of a director and the process of consideration of director candidates recommended by stockholders are set forth in the Nominating Committee Charter, which is available on the Company's web site at www.EMCInsurance.com. In considering a nominee for a position on the Company's Board of Directors, the Nominating Committee will seek to identify individuals who, in addition to having a reputation for integrity, honesty and adherence to high ethical standards, also have demonstrated business knowledge, experience and the ability to exercise sound judgment in matters related to current and long-term objectives of the Company and a willingness and ability to contribute positively to the decision-making process of the Company. The Nominating Committee met one time during the year ended December 31, 2006.

                             EXECUTIVE COMPENSATION

                      COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

     The Company has no employees of its own and, consequently, has no payroll and no employee benefit plans. Approximately fifteen employees of Employers Mutual devote a portion of their time performing administrative duties for the Company. Included within these fifteen employees are the named executive officers of the Company whose compensation is disclosed in the Summary Compensation Table. The Company's four property and casualty insurance subsidiaries (Dakota Fire Insurance Company, EMCASCO Insurance Company, Farm and City Insurance Company and Illinois EMCASCO Insurance Company), along with two subsidiaries and an affiliate of Employers Mutual, are parties to reinsurance pooling agreements with Employers Mutual (collectively, the "Pooling Agreement"). The compensation of Employers Mutual's employees is shared by the Company's property and casualty insurance subsidiaries in accordance with the terms of the Pooling Agreement. The aggregate participation of the Company's property and casualty insurance subsidiaries in the Pooling Agreement during 2006 was 30%. This percentage represents the approximate portion of the compensation expense of the Company's named executive officers that was allocated to the Company during the year. The compensation paid to employees of Employer's Mutual who perform duties for EMC Reinsurance Company and EMC Underwriters, LLC, the other two subsidiaries of the Company, is not allocated to the Pooling Agreement and is charged directly to those subsidiaries.

     For calendar year 2006, the Company's named executive officers included Bruce G. Kelley, President and Chief Executive Officer, Mark E. Reese, Senior Vice President and Chief Financial Officer, William A. Murray, Executive Vice President and Chief Operating Officer, Ronald W. Jean, Executive Vice President for Corporate Development, and Raymond W. Davis, Senior Vice President - Investments and Treasurer.

     The process for establishing the compensation of Employers Mutual's executive officers begins with the executive management team of Employers Mutual, which develops the recommended salary ranges, base salary, bonus plan performance factors and stock option grants for the ensuing year. These management recommendations are then submitted to the Employers Mutual Senior Executive Compensation and Stock Option Committee (the "Employers Mutual Compensation Committee") for its consideration and approval. After the compensation arrangements of the executive officers have been finalized and approved by the Employers Mutual Compensation Committee, they are then submitted to the Company's Compensation Committee for its independent evaluation and approval.

     If the Company's Compensation Committee does not concur with the compensation arrangements approved by the Employers Mutual Compensation Committee, its concerns are referred back to the Employers Mutual Compensation Committee for additional study and reconsideration. Both committees are authorized to meet jointly in an attempt to resolve any continuing differences, but the Company's Compensation Committee is ultimately required by its Charter to take action independently of the actions taken by the Employers Mutual Compensation Committee and to approve the compensation arrangements. In 2006, the compensation recommendations approved by the Employers Mutual Compensation Committee were subsequently approved by the Company's Compensation Committee. Once the base salary component of the compensation arrangement for each executive officer, including the Company's named executive officers, has been approved by both compensation committees, it is submitted to the full Board of Directors of Employers Mutual for final approval. Decisions regarding the designation of the bonus plan performance targets and stock option awards are final upon approval by both compensation committees.

     Due to the Company's structure (a downstream holding company of Employers Mutual with no employees of its own) and the fact that the Company's operating results represent a relatively small portion of Employers Mutual's total operating results, the compensation of Employers Mutual's executive officers is not, and can not be, directly aligned with the interests of the Company's stockholders. However, it is the opinion of management and the Company's Compensation Committee that the compensation program utilized by Employers Mutual does provide incentives that appropriately align the performance of Employers Mutual's executive officers with the interests of the Company's stockholders.

OBJECTIVE OF THE COMPENSATION PROGRAM

     The objective of Employers Mutual's compensation program is to provide a level of compensation that will attract and retain highly-qualified, motivated executive officers who will enhance the ability of Employers Mutual to continue its long history of steady growth and financial strength. As the business activities of Employers Mutual are conducted within the property and casualty insurance industry, it is believed that the level of compensation paid to its executive officers must be competitive within this industry and, more particularly, with an identified peer group of companies which are similar in size, have comparable insurance products, and are viewed by Employers Mutual as its competitors in the markets that have been targeted to be the source of its business.

     Employers Mutual's compensation program is designed to be competitive, to reward its executive officers for individual performance, as well as to enhance the overall operating performance of the EMC Insurance Companies (which consists of Employers Mutual and all of its subsidiaries and an affiliate, together with the Company and all of its subsidiaries) based on the consolidated statutory-basis financial statements of this group of companies. Employers Mutual's compensation program also rewards its executive officers for increases in the market value of the Company's Common Stock through the issuance of incentive stock options.

THE COMPENSATION PROGRAM

     The compensation of Employers Mutual's executive officers is provided primarily through the use of three elements consisting of base salary, a cash bonus program and incentive stock option awards (consisting of both standard and discretionary awards). Each of these elements is designed to achieve a particular result. The combination of these elements is intended to provide an overall compensation package that promotes both individual and collective executive officer performance.

     The elements of Employers Mutual's compensation program that are subject to factors directly attributable to the performance of the individual executive officers are base salary and discretionary incentive stock option awards. Any compensation received under the cash bonus program or through standard incentive stock option awards is provided pursuant to the written guidelines of those plans, and does not take into account the performance of the individual executive officers. The cash bonus program is the only element of the compensation program which takes into account corporate performance in establishing compensation policies and making compensation decisions; however, individual performance objectives of certain executive officers may be based on specific corporate performance factors.

     The compensation received by Employers Mutual's executive officers pursuant to each element of the compensation program are not affected by the value or amount of compensation provided by the other elements of the compensation program. However, on an annual basis, the compensation committees review the total compensation earned over a period of years to determine if there is a proper balance between the three elements of compensation. In addition, there are no policies requiring a specific allocation between current compensation (base salary and potential cash bonus awards) and long-term compensation (incentive stock options), or an allocation between cash compensation and non-cash compensation.

     BASE SALARY. The base salary is intended to compensate the executive officers for their contribution to the achievement of identified business objectives, demonstrated leadership skills and overall management effectiveness. The established salary ranges, the length of time an executive officer has served in his or her position, the relative position of an executive officer's salary within the salary range and individual performance are the primary factors considered in determining base salary. Using this information, Mr. Kelley made the final salary recommendations to the Employers Mutual Compensation Committee and the Company's Compensation Committee for himself and the other named executive officers in 2006.

     The performance of each executive officer is measured through a performance management process, which is applicable to all employees of Employers Mutual. Through this performance management process, specific performance objectives are established and communicated to each employee prior to the beginning of a fiscal year. At the end of the fiscal year, each individual is evaluated as to whether they met, exceeded or failed to achieve each performance objective. An executive officer's base salary may also be affected by any demonstrated personal impact that the officer may have had on major issues affecting the overall performance of the EMC Insurance Companies, such as introducing new or expanded lines of business. Mr. Kelley's performance review is conducted by the chairman of Employers Mutual's board of directors. Mr. Kelley completes the performance reviews of the other named executive officers.

     CASH BONUS PROGRAM. The compensation of the executive officers also includes eligibility to participate in the Employers Mutual Senior Executive Compensation Bonus Program. This bonus program is designed to provide short-term incentives based upon the annual operating performance of EMC Insurance Companies. Any amounts earned under this bonus program are based on the statutory-basis consolidated financial statements of EMC Insurance Companies and are determined by the following performance objectives:

          - the percentage increase in net written premiums compared to an established target,

          - the percentage change in policyholders' surplus of the consolidated group, and

          - the combined trade ratio compared to both a target ratio and the combined trade ratio of the property and casualty insurance industry.

     The performance objectives are not specifically weighted; however, the bonus formula places the most emphasis on the combined trade ratio element, followed by the change in policyholders' surplus and the increase in net written premiums.

     The performance targets are aligned with Employers Mutual's corporate objectives, which are established prior to the beginning of each year through a planning process involving all department heads. If the corporate objectives are projected to generate a "return on equity" of less than 12.5%, the combined trade ratio target is reduced to a level necessary to achieve that goal.

     The performance targets do not have to be met to achieve a bonus award. Each performance objective contains a maximum (positive) and minimum (negative) contribution to the bonus calculation, with the combined result of the three performance objectives determining the amount of bonus earned; however, no bonus can be earned under the plan if the combined trade ratio exceeds a predetermined maximum.

     The maximum bonus that may be earned by an executive officer begins at 75% of base salary for eligible vice presidents. For senior management, this maximum bonus percentage is subject to a multiplier ranging from 1.1 for senior vice presidents to 1.2 for executive vice presidents and 1.3 for the president. The Compensation Committees believe that these maximum bonus percentages are representative of the contribution that each officer level provides to the operations of EMC Insurance Companies.

     Whether or not an executive officer earns a bonus is strictly a function of the objective application of the award formula established under the bonus program. Except for any individual's input or information provided in the corporate planning process, there is no discretion which can be exercised by any executive officer in determining either the eligibility for, or the amount of, any award which may be earned under the bonus program. Additionally, as the performance targets utilized in the bonus program can not be influenced or affected by the efforts of any single person, the executive officers do not have the ability to manipulate the outcome or the determination of whether or not an award is earned under the bonus program.

     The Employers Mutual Compensation Committee may, at its discretion, adjust the bonus calculation for unusual or extenuating circumstances; however, this discretion has not been exercised during the past ten years. If bonuses are earned, 75% of the bonus is paid in late January or early February based upon the preliminary industry combined trade ratio estimate published by A.M. Best Company. The remainder of the bonus is paid when the final industry combined trade ratio is released by A.M. Best Company, generally in March. The Employers Mutual Compensation Committee may, at its discretion, choose to pay more than 75% of the bonus in late January or early February if the final industry combined trade ratio will have little or no impact on the bonus calculation.

     There is no policy addressing the adjustment or recovery of bonus payments if the relevant performance measures upon which they are based are restated or otherwise adjusted. If this situation were to occur, the Employers Mutual Compensation Committee would review the relevant facts and circumstances and determine if further action is warranted.

     INCENTIVE STOCK OPTIONS. The third element of compensation paid to Employers Mutual's executive officers is intended to provide for long-term incentive opportunities through the use of incentive stock option awards. The Employers Mutual Compensation Committee believes that superior performance by the executive officers will have a significant impact on the price of the Company's Common Stock, thereby providing long-term appreciation in the value of the stock options held by the executive officers.

     Employers Mutual's incentive stock option plan provides that all stock options must be granted at prices equal to the fair market value of the Company's Common Stock on the date of grant, with fair market value determined as the average of the high and low trading prices of the Common Stock on the date of grant. Stock options generally have a term of ten years and vest at a rate of 20% per year, commencing on the second anniversary of the option grant.

     Employers Mutual has adopted guidelines that dictate the annual and maximum number of standard stock options that may be awarded to all classes of employees, including executive officers. These standard stock option awards are issued without regard to the performance of Employers Mutual or the participating executive. For the Company's named executive officers, the annual and maximum number of standard stock options that may be awarded are as follows:

                                        ANNUAL STANDARD   MAXIMUM STANDARD
               POSITION                   OPTION AWARD      OPTION AWARD
               --------                 ---------------   ----------------
President and Chief Executive Officer        9,000             150,000
Executive Vice President                     7,500              90,000
Senior Vice President                        3,000              40,000

     Employers Mutual's employees may also receive discretionary awards of stock options when conditions or activities of Employers Mutual or the participating employee(s) dictate that an additional award is warranted. These discretionary awards are totally subjective and are recommended by the chief executive officer to the Employers Mutual Compensation Committee and the Company's Compensation Committee for approval. No limits have been imposed on the number of discretionary stock options that may be awarded to an executive officer. Following is a historical summary of the total number of stock options that have been awarded to the Company's named executive officers since the initial awards in 1979:

                    TOTAL STANDARD   TOTAL DISCRETIONARY
                        OPTIONS            OPTIONS         TOTAL OPTIONS
       NAME          RECEIVED (1)        RECEIVED (1)       RECEIVED (1)
       ----         --------------   -------------------   -------------
Bruce G. Kelley         128,430             25,000             153,430
Mark E. Reese            31,250              5,750              37,000
William A. Murray        51,282             17,500              68,782
Ronald W. Jean           57,641             23,000              80,641
Raymond W. Davis         33,000             10,000              43,000

(1) This data reflects all options received by the named executive officers since such individual became eligible to participate in the incentive stock option plan. Options that were received but lapsed without being exercised are not included in the amounts reported.

     Employers Mutual does not have any minimum or expected level of Company Common Stock ownership required of its executive officers. However, the incentive stock option plan is designed to provide the executive officers with performance incentives that are comparable and complementary to the interests of the Company's stockholders.

     OTHER COMPENSATION. Employers Mutual's executive officers also receive other forms of compensation pursuant to certain plans adopted by Employers Mutual (and in some cases formally adopted by the Company's Board of Directors as well), some of which are generally available to all employees of Employers Mutual (subject to standard eligibility requirements) and some of which are limited to executive officers.

     Certain executive officers, including all of the Company's named executive officers, receive other compensation in the form of company-paid supplemental disability insurance and reimbursement of financial planning services. In addition, the chief executive officer and the executive vice presidents are eligible for country club memberships and the use of company-owned automobiles. Neither the Employers Mutual Compensation Committee nor the Company's Compensation Committee consider these other forms of compensation in its process of setting compensation pursuant to the three primary elements of compensation discussed above.

     Spousal travel expenses are not reported as compensation income to Employers Mutual's executive officers, but are included in the Summary Compensation Table as a perquisite for disclosure purposes.

RETIREMENT PLANS

     DEFINED BENEFIT PLAN. Employers Mutual sponsors a tax-qualified defined benefit retirement plan covering all employees of Employers Mutual and its subsidiaries (the "Pension Plan"). Employers Mutual also sponsors a non-qualified defined benefit supplemental retirement plan (the "SRP") covering certain of its management and highly compensated employees, including the Company's named executive officers. Both plans contain a traditional defined benefit formula pension benefit for certain eligible employees and a cash balance account benefit for all other eligible employees. Generally, compensation utilized for pension formula purposes includes base salary and cash bonus payments. Matching contributions that employees receive under Employers Mutual's 401(k) plan and Board and Executive Non-Qualified Excess Plan, as well as amounts related to the exercise of stock options, are not included in the calculation of compensation for purposes of the pension benefit.

     For long-term employees, the traditional defined benefit formula may produce a significantly larger pension benefit than the cash balance formula. This is especially true for executive officers when large cash bonuses are earned in their later years of employment, when base salary and credited years of service are at their highest levels.

     TRADITIONAL FORMULA PENSION PLAN. Employees employed prior to January 1, 1989 and who were age 50 or older on January 1, 2000, have their benefits determined under the Pension Plan using a traditional defined benefit formula where benefits are based on (i) a percentage of the employee's average compensation (using the five consecutive pay years that result in the highest average), or (ii) $220,000 for 2006 (the limit set by the Internal Revenue Code of 1986, as amended, (the "Code")), whichever is lower, multiplied by the employee's credited years of service (maximum of 40 years). The normal form of benefit is a single life annuity with payment guaranteed for ten years. Various other types of annuities, as well as a lump sum payment, are also available. All alternative payment options are the actuarial equivalent of the normal form of benefit. Normal retirement age is 65 and early retirement can be elected by a participant who has reached age 55. The benefit paid on early retirement is a percentage of the benefit payable upon normal retirement and ranges from 52% at age 55 to 92% at age 64.

     TRADITIONAL FORMULA SRP. The SRP provides a benefit to an eligible employee whenever 100% of his or her pension benefit under the Pension Plan is not permitted to be funded or paid through the plan because of limits imposed by the Code (limit on compensation that can be taken into account and limit on benefits that can be paid) and/or because of elective deferrals of covered compensation under any non-qualified deferred compensation plan. For those employees eligible under the traditional defined benefit formula in the Pension Plan, the SRP benefit is the benefit as calculated under the formula in the Pension Plan (without regard to compensation or benefit limits), offset by the benefit payable under the Pension Plan. The accrued benefit under the SRP is calculated as a single life annuity (with ten years certain) and is converted to an actuarially equivalent lump sum, which is then paid to the employee over a period of years, ranging from one year if the present value of the benefit is less than $50,000 to ten years if the present value of the benefit is $450,000 or greater.

     ELIGIBLE PARTICIPANTS. The Company's named executive officers who are participants in the traditional defined benefit portion of the Pension Plan and SRP are Messrs. Murray, Jean and Davis.

     CASH BALANCE FORMULA PENSION PLAN. Those employees who were not employed prior to January 1, 1989 or who were not at least age 50 on January 1, 2000 have their pension benefit determined under the cash balance formula in the Pension Plan. The benefit earned is expressed in the form of an account balance. Benefit credits accrue monthly at a rate between 3.25% and 13.50% of eligible monthly compensation, with the rate increasing with age. Interest credits are applied annually at the end of each year to the prior year's balance and are based on the yield on 30-year Treasury bonds (as published by the Internal Revenue Service). The normal form of benefit is a lump sum payment, but an annuity is also available.

     CASH BALANCE FORMULA SRP. As with those employees eligible for the traditional defined benefit formula in the Pension Plan who accrue additional benefits under the SRP, the employees eligible under the cash balance formula under the Pension Plan accrue benefits pursuant to the SRP (using a similar account balance as under the Pension Plan) to the extent that either compensation or benefits are limited in the Pension Plan by the Code and/or because of elective deferrals of covered compensation under any non-qualified deferred compensation plans.

     ELIGIBLE PARTICIPANTS. The Company's named executive officers who are participants in the cash balance formula portion of the Pension Plan and SRP are Messrs. Kelley and Reese.

DEFINED CONTRIBUTION PLAN

     Employers Mutual sponsors a tax-qualified defined contribution plan, the 401(k) Plan. This plan is available to all employees of Employers Mutual and its subsidiaries. Under the 401(k) Plan, Employers Mutual matches 50% of the first 6% of covered compensation that an employee defers. With the exception of the highly compensated group, employee participants can make pre-tax deferrals of up to 50% of their covered compensation to this plan, subject to an annual limit under the Code - for 2006, $15,000 for those under age 50 and $20,000 for those ages 50 and above.

NON-QUALIFIED EXCESS BENEFIT PLAN

     Employers Mutual also maintains a Board and Executive Non-qualified Excess Plan ("BENEP"), which allows certain employees, whose compensation levels limit their deferral percentage under the 401(k) Plan, to defer up to 25% of their base salary between the 401(k) Plan and the BENEP. Employers Mutual matches 100% of the first 5% of covered compensation deferred under the BENEP for vice presidents and above, including all of the Company's named executive officers. Executive officers may also defer some or all of their cash bonus awards under this plan.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ISSUES

     EMPLOYMENT CONTRACTS. Employers Mutual has not entered into any employment contracts with its executive officers.

     INCENTIVE STOCK OPTION PLAN. Under Employers Mutual's incentive stock option plan, in the event of the termination of employment of a participant for a reason other than death, cause or disability, the participant has the right, for a period of three months from the effective date of termination, to exercise those options previously granted to him or her to the extent that they are exercisable on the date of termination. If, however, the termination of the participant is by reason of retirement, the participant has the right during such three-month period to exercise those options previously granted to him or her as to all shares, whether or not exercisable on the date of termination, which had not previously been exercised, terminated, lapsed or expired.

     If a participant's employment with Employers Mutual is terminated due to a permanent or total disability, the participant has the right, for a period of twelve months from the effective date of his or her termination, to exercise all options previously granted, whether or not exercisable on the date of termination, excluding those previously exercised, terminated, lapsed or expired. If a participant's employment is terminated for cause, all unexercised options, whether or not exercisable on the date of termination, immediately terminate. The standard of whether a participant may be discharged for "cause" requires that there be a determination that there has been (i) a willful and continued failure to substantially perform the participant's assigned duties,
(ii) the willful engaging in conduct which is demonstrably injurious to Employers Mutual, monetarily or otherwise, including any act of dishonesty,
(iii) the commission of a felony, or (iv) a significant violation of any statutory or common law duty of loyalty.

     Upon the death of a participant, the participant's designated beneficiary or legal representative has the right, for a period of twelve months from the date of death, to exercise the participant's rights as to all options, whether or not exercisable on the date of death, to the extent not previously exercised, terminated, lapsed or expired.

     In addition to an executive officer's rights upon termination of employment, in the event that there is a "change of control", all outstanding incentive stock options shall immediately become exercisable in full. A "change of control" will occur (i) if there has been a merger, consolidation, takeover or reorganization of Employers Mutual or the Company, unless at least 60% of the members of the Board of Directors of the entity resulting from such merger, consolidation, takeover or reorganization were members of the Board of Directors of either Employers Mutual or the Company immediately prior to the event, or
(ii) upon the occurrence of any other event that is designated as being a "change of control" by a majority vote of the independent members of the Board of Directors of Employers Mutual.

     BENEP. Participants who separate from service or become disabled or die while employed by Employers Mutual receive distributions of their deferred compensation account, in accordance with the payment option selected by them when they enrolled in the plan, upon the occurrence of the qualifying distribution event. However, no distribution will be made earlier than six months after the date of separation from service with respect to a participant who is a key employee (as defined in the Code).

     If Employers Mutual terminates the plan within twelve months of a "change of control", the deferred compensation account of each participant will become fully vested and payable to the participants in a lump sum. A "change of control" will occur if (i) a majority of the members of the Board of Directors of Employers Mutual is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of appointment or election, or (ii) a person or group acquires 40% or more of the total gross fair market value of the assets of Employers Mutual. The plan is considered terminated only if all substantially similar arrangements are terminated, and all participants under such arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve months of the termination of such arrangements.

     The Compensation Committees believe these "termination of employment" and "change of control" triggers are fair and reasonable to both Employers Mutual and to the participating employees.

     TAX CONSEQUENCES. Section 162(m) of the Code generally disallows a tax deduction to publicly-held companies for compensation of more than $1.0 million paid to any officer. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Due to the fact that only 30% of the compensation paid to the Company's executive officers is allocated to the Company through the Pooling Agreement, the tax deduction limitation imposed by Section 162(m) is not expected to have any impact on the Company for the foreseeable future.

     Employers Mutual's incentive stock option plan provides favorable tax treatment to the participants of the plan. Under applicable federal tax laws, there are no federal income tax consequences either to Employers Mutual or to the participant upon the grant of an incentive stock option or the exercise of an incentive stock option by the participant, except that upon exercise of the option, the participant may be subject to alternative minimum tax on certain items of tax preference.

     If the participant holds the shares of the Company's Common Stock acquired upon exercise of the incentive stock option for the greater of two years after the day the option was granted or one year after the acquisition of the shares, the difference between the aggregate option price and the amount realized upon sale of the Common Stock will constitute long-term capital gain or loss, and the companies in the Pooling Agreement will not be entitled to a federal income tax deduction. If the shares of Common Stock are disposed of in a sale, exchange or other disqualifying transaction, the participant will recognize ordinary taxable income in an amount equal to the excess of the fair market value of the Common Stock purchased at the time of exercise (or, if less, the amount realized upon the sale of the Common Stock) over the total option price, and the companies in the Pooling Agreement will be entitled to a federal income tax deduction equal to such amount subject to certain federal tax law limitations.

THE 2006 COMPENSATION PROCESS

     BASE SALARY. In 2006, the base salary ranges of Employers Mutual's executive officers were established through a process which started with insurance industry salary surveys published by Watson Wyatt & Company (an actuarial firm) and the Property Casualty Insurers Association of America (an insurance industry trade association) for calendar years 2004 and 2005. These survey sources provided salary information for various officer titles and functions that formed the basis for the development of the 2006 salary ranges for the executive officers through comparison to companies which are similar to Employers Mutual by the type of business in which they were engaged and premium volume.

     From these two sources, management selected a best match for each executive officer's job description. This matching process is subjective and attempts to take into consideration the duties and responsibilities associated with each job description. Due to the unique job responsibilities associated with some of Employers Mutual's executive officers' positions, the survey data selected for these positions reflects a blend of various positions contained in the surveys. Once the executive officer job description matches were completed, the survey data was used to establish the salary ranges. Unusually high or low values were excluded from this calculation.

     Average salary amounts from each survey were calculated and inflation factors of 7.0% for the 2004 data and 3.5% for the 2005 data were applied to those averages to establish inflation-adjusted averages, which were then averaged to develop an indicated 2006 salary range mid-point. The Employers Mutual Compensation Committee follows a policy that the established mid-point of a salary range for a given year will not be less than the mid-point utilized in the prior year, and the mid-point will not be allowed to increase more than a pre-established percentage each year. Once the salary mid-points were established, a range of compensation for each executive officer was set with the maximum being 120% of the mid-point and the minimum being 80% of the mid-point. A recommended salary increase was then determined for each executive officer by considering the length of time the person had been in his or her position, the relative position of the person's salary within his or her salary range, and individual performance.

     The indicated and selected 2006 salary mid-points and ranges for the executive officers were submitted to the members of the Employers Mutual Compensation Committee and the Company's Compensation Committee for their review on December 21, 2005. Management's recommended salary increases for 2006 were presented to the members of the Employers Mutual Compensation Committee on January 26, 2006 and a formal presentation concerning the process and rationale for the recommended salary increases was made by management to the Employers Mutual Compensation Committee on January 27, 2006. (One member of the Company's Compensation Committee also participated in this meeting to ensure a proper understanding of the process.) The Employers Mutual Compensation Committee reviewed and discussed the recommended salary increases, with and without management present, and approved a 2006 base salary amount for each of the Company's named executive officers on that date. This process resulted in approved salary increases of 4.0% for Mr. Kelley, 8.0% for Mr. Reese, 7.0% for Mr. Murray, 5.0% for Mr. Jean and 4.0% for Mr. Davis.

     The base salary amounts approved by the Employers Mutual Compensation Committee were presented to the members of the Company's Compensation Committee for their review on January 27, 2006 and a formal management presentation was made to the Company's Compensation Committee on January 28, 2006. The Company's Compensation Committee reviewed and discussed the base salary amounts approved by the Employers Mutual Compensation Committee, with and without management present, and subsequently approved them. The approved salary amounts were submitted to, and approved by, the Board of Directors of Employers Mutual on March 8, 2006, with retroactive application to January 1, 2006.

     CASH BONUS PLAN. For 2006, the maximum percent of base salary that could be earned by eligible vice presidents under the cash bonus plan was increased from 50% of base salary to 75% of base salary. When the multipliers utilized for senior management are applied, the maximum cash bonus that could be earned by the Company's named executive officers increased as follows:

          - Senior Vice Presidents - increased from 55% of base salary to 82.5% of base salary.

          - Executive Vice Presidents - increased from 60% of base salary to 90% of base salary.

          - President - increased from 65% of base salary to 97.5% of base salary.

     The factors considered by the Employers Mutual Compensation Committee and the Company's Compensation Committee in approving the change in the maximum cash bonuses that could be earned by executive officers were as follows:

          - The original cash bonus plan design was established on the 75% maximum payout,

          - The intent was to pay the maximum bonus only if the target objectives were exceeded significantly,

          - For 2005, the combined trade ratio was close to target and the uncapped bonus was above the maximum 50% payout,

          - For 2005, a 75% maximum payout would have required a combined trade ratio of 92.0% if the combined trade ratio was not better than the industry, or a 95.0% combined trade ratio if it was 3.0 points better than the industry, and

          - The 50% maximum provides no incentive to exceed target objectives.

     For 2006, the performance factors to be utilized for determining potential awards under the cash bonus plan were approved by the Employers Mutual Compensation Committee at its January 27 meeting and by the Company's Compensation Committee at its January 28 meeting as follows:

          -    Net written premium growth target - 1.0%.

          -    Target combined trade ratio - 100.0%.

          -    Maximum combined trade ratio - 106.0%.

     For calendar year 2006, EMC Insurance Companies reported a decline in net written premiums of 1.8%, a 20.0% increase in policyholders' surplus and a combined trade ratio of 93.0%. The application of these results to the 2006 bonus plan resulted in the achievement of maximum bonus awards for 2006. As a result, the Company's named executive officers earned cash bonuses totaling $1,609,714. The

Compensation Committees approved payment of the entire bonus amounts at their January 2007 meetings due to the fact that the final industry combined trade ratio would have no impact on the bonus calculation. The bonus payments were made on February 2, 2007.

     STOCK OPTIONS. Standard stock option grants for 2006 were approved by the Employers Mutual Compensation Committee on January 27, 2006 and the Company's Compensation Committee on January 28, 2006. Consistent with recent practices, the stock option awards were made at least three business days after the February 23, 2006 public release of the Company's calendar year 2005 earnings. Pursuant to the terms of Employers Mutual's incentive stock option plan, the exercise price of the stock options was equal to the fair market value of the Company's Common Stock on the March 1, 2006 date of grant (with fair market value being equal to the average of the high and low trading prices on that date, which was $24.60). Messrs. Davis and Reese received a standard grant of 3,000 stock options each. Prior to the actual issuance of the stock options authorized for Messrs. Kelley, Jean and Murray, it was determined that there had been an oversight in the record-keeping for the incentive stock option plan which precluded a substantial portion of the authorized stock options from being awarded. Consequently, these three named executive officers did not receive the stock option grants that were authorized for them as part of their 2006 compensation arrangements. Specifically, for Mr. Kelley there were 9,000 options authorized but not issued, for Mr. Jean there were 7,500 options authorized but not issued, and for Mr. Murray there were 37,500 options authorized but not issued.

     Upon the discovery of the inability to issue the stock options as initially authorized, the Employers Mutual Compensation Committee determined that the appropriate course of action would be to provide alternative forms of compensation to these three executive officers in lieu of the 2006 stock options they did not receive.

     For Mr. Jean, a cash payment was made based on the grant-date fair value of the 2006 stock options, with such value determined by the Black-Scholes-Merton option-pricing model currently utilized by the Company to determine the expense to be recognized in its financial statements with respect to stock option grants. The grant-date fair value of the 2006 stock options (based on the normal five year vesting period) was $5.84 per option and Mr. Jean received a payment of $43,800 ($5.84 x 7,500) on October 19, 2006.

     Mr. Kelley elected not to receive a cash payment based on his un-issued 2006 stock option grant, but rather requested that the stock options be re-issued at some time in the future. It is anticipated that the Employers Mutual Compensation Committee will take that request into consideration in connection with future compensation decisions for Mr. Kelley.

     For Mr. Murray, as background, the 2006 stock option grant initially authorized was significantly larger than previous years' grants and included a standard grant of 7,500 options and, in addition, a discretionary award of 30,000 stock options in recognition of his anticipated retirement within the next five years and the desire of the Employers Mutual Compensation Committee to have those stock options vest and become exercisable prior to his retirement. The difference in approach in authorizing the 2006 stock option grant led to a determination that an alternative compensation arrangement was appropriate for Mr. Murray. As a result, a stock appreciation rights arrangement was implemented in substitution for the stock options that were initially authorized to be granted to him as part of his 2006 compensation package. The stock appreciation rights arrangement is designed to provide Mr. Murray with the opportunity to achieve the same approximate level of incentive compensation, based on the performance of the Company's Common Stock, which would have been possible had the 2006 stock option grant actually been issued to him. The arrangement has been incorporated into a Stock Appreciation Rights Agreement that has been modeled after the terms of Employers Mutual's incentive stock option plan and involves the issuance of stock appreciation "units" (in lieu of stock options) that will track the performance of the Company's Common Stock over time.

     A total of 37,500 stock appreciation units were granted to Mr. Murray on October 19, 2006, with 20% of such units vesting on an annual basis, commencing in 2007. Cash payments on the "value" of the units will be made to Mr. Murray on an annual basis commencing in 2012 and continuing through 2016. The amount of annual payments will be determined by reference to the greater of (i) the market price of the

Company's Common Stock (using a formula based on the high and low trading prices of the stock over the preceding twelve months, excluding black-out periods, less the exercise price associated with the 2006 option grant ($24.60)), and (ii) an amount equal to the grant-date fair value of the 2006 stock option grants as determined by the Black-Scholes-Merton option-pricing model ($5.84 per option), plus an interest factor applied to such amount commencing in 2006 and continuing through the date of each annual payment.

     Because these stock appreciation units will be settled in cash, they are considered a liability-classified award under current accounting rules. As a result, the value of these stock appreciation units must be re-measured at fair market value at each financial statement reporting date. The October 19, 2006 grant-date fair value of the stock appreciation units, as determined by the Black-Scholes-Merton option-pricing model, was $546,300. The re-measured fair value of the stock appreciation units on December 31, 2006 was $662,850, and this is the compensation amount reported in the 2006 Summary Compensation Table. The full value of the award was included in the 2006 Summary Compensation Table because Mr. Murray is currently eligible for retirement and is entitled to keep the award at retirement. As a result, the award does not have subsequent service requirements and therefore must be fully expensed in the year of grant. Subsequent changes in the fair value of the stock appreciation units will be reflected as compensation income to Mr. Murray in future years until all units are settled in cash in 2016.

     In addition to compensating Messrs. Kelley, Jean and Murray for the 2006 stock option grants they did not receive, Employers Mutual also compensated these executive officers during 2006 for the surrender of certain stock options awarded to them in prior years in excess of a limitation contained in Employers Mutual's incentive stock option plan.

     As background, Employers Mutual's incentive stock option plan provides solely for the granting of stock options that qualify as "incentive stock options" under Section 422 of the Code. To comply with the requirements of
Section 422, the plan contains certain restrictions, including a restriction that the aggregate fair market value of Common Stock with respect to which stock options are exercisable for the first time by an option holder may not exceed $100,000 during any calendar year (the "$100,000 Limitation"). This restriction, in effect, places a limitation on the number of stock options that can be granted to a participant during any given year.

     As a result of an oversight in record-keeping with respect to the plan, stock options exceeding the $100,000 Limitation (the "Excess Options") were granted during several years to Messrs. Kelley, Jean and Murray. This oversight in record-keeping became known during 2006 and, upon review of the Excess Option grants, it was determined that the Excess Options had not been properly granted in accordance with the terms of the plan. The review also determined that certain of the Excess Options issued to Mr. Kelley had previously been exercised, resulting in the issuance of shares of Company Common Stock that were not properly issued in accordance with the terms of the plan (the "Excess Option Shares"). The review also determined that none of the Excess Options granted to Messrs. Jean or Murray had been exercised. The following table indicates, for each executive officer, the number of Excess Options granted, the number of Excess Options exercised (resulting in the issuance of a like number of Excess Option Shares) and the number of Excess Options held prior to surrender to Employers Mutual:

                     EXCESS     EXCESS    EXCESS OPTIONS
                    OPTIONS    OPTIONS      HELD PRIOR
       NAME         GRANTED   EXERCISED    TO SURRENDER
       ----         -------   ---------   --------------
Bruce G. Kelley      16,123     10,553         5,570
Ronald W. Jean        3,859          0         3,859
William A. Murray     6,218          0         6,218
                     ------     ------        ------
Total                26,200     10,553        15,647
                     ======     ======        ======

     Upon discovery that Excess Options had been issued in past years, the Employers Mutual Compensation Committee determined that the appropriate course of action would be to arrange for a surrender of the Excess Options and, in the case of Mr. Kelley, the Excess Option Shares he received upon the exercise of a portion of his Excess Options, in exchange for a cash payment based on the fair value of the Excess Options and the Excess Option Shares being surrendered. To achieve this goal, Employers Mutual, in its capacity as employer of the three executive officers and sponsor of the incentive stock option plan, and the three executive officers entered into agreements, following approval of the agreements by both the Employers Mutual Compensation Committee and the Company's Compensation Committee. The agreements included the following material terms, as applicable:

          - The surrender by each executive officer of the Excess Options held by him and, in the case of Mr. Kelley, the surrender of the Excess Option Shares received by him upon the exercise of Excess Options.

          - A cash payment to each executive officer for the fair value of the Excess Options surrendered. Fair value was determined based on an estimate of the "bargain element" that would have been received had the executive officer been able to exercise the Excess Options, with the bargain element being equal to the difference between the exercise price of the Excess Options and the greater of: (i) the average of the high and low market prices for the Common Stock reported as of the close of trading on September 15, 2006 (the last trading day prior to the effective date of the agreements on which the executive officers could have traded in advance of the black-out period associated with the release of third quarter earnings); and (ii) the sum of: (a) the low market price of the Common Stock during the twelve-month period ending on September 15, 2006 (excluding black-out periods); and (b) 75% of the difference between the high and low market prices of the Common Stock during such twelve-month period (with any high or low market price recorded during any black-out period being disregarded for purposes of this calculation). Application of the foregoing formula resulted in the Excess Options being valued at $29.74 each, from which the exercise price of the Excess Options was deducted to arrive at the bargain element to be paid to the executive officers.

          - A cash payment to Mr. Kelley for the fair value of the Excess Option Shares surrendered by him, with such fair value being determined as the greater of: (i) the average of the high and low market prices for the Common Stock reported as of the close of trading on September 15, 2006, (the last trading day prior to the effective date of the agreements on which Mr. Kelley could have traded in advance of the black-out period associated with the release of third quarter earnings); and (ii) the sum of: (a) the low market price of the Common Stock during the twelve month period ending on September 15, 2006 (excluding black-out periods), and (b) 75% of the difference between the high and low market prices of the Common Stock during such twelve-month period (with any high or low market price recorded during any black-out period being disregarded for purposes of this calculation). Application of the foregoing formula resulted in the Excess Option Shares being valued at $29.74 each for purposes of the payment to be made to Mr. Kelley.

          - Reimbursement to Mr. Kelley for the amount of alternative minimum tax (AMT) paid by him on his personal tax returns with respect to the exercise of the Excess Options.

          - A tax "gross-up" payment to each executive officer to take into account: (i) the differential between the combined federal and state tax rate applicable to the payments to be received under the agreements (which will be considered "ordinary income" for federal and state income tax purposes) and the combined federal and state tax rate applicable to long-term capital gains that would have been paid by the executive officers had they been able to exercise the Excess Options and later sell the shares after holding them for a period of more than one year; (ii) FICA/Medicare taxes payable on the amounts to be paid under the Agreements; and (iii) an additional "gross-up" payment to take into account the federal and state tax owing on the "gross-up" payment itself.

          - Payments received under the agreements are not eligible for deferral under any of Employers Mutual's non-qualified plans and will not trigger contributions on behalf of the executive officers under any of Employers Mutual's employee or executive benefit plans.

     Based on the terms of the agreements as noted above, which also included provisions related to the authorized but un-issued 2006 stock option grants previously noted, the following payments were made to the three executive officers on October 19, 2006:

     Mr. Kelley received the sum of $568,238 composed of the following amounts:

Payment for Excess Options Surrendered         $ 72,072
Payment for Excess Option Shares Surrendered    313,846
Reimbursement of AMT Paid                        26,216
Tax "gross-up" Payment                          156,104
                                               --------
Total                                          $568,238
                                               ========

     Mr. Jean received the sum of $111,837 composed of the following amounts:

Payment for Excess Options Surrendered         $ 39,026
Payment in substitution of 2006 Option Grant     43,800
Tax "gross-up" Payment                           29,011
                                               --------
Total                                          $111,837
                                               ========

     Mr. Murray received the sum of $85,816 composed of the following amounts:

Payment for Excess Options Surrendered          $63,556
Tax "gross-up" Payment                           22,260
                                                -------
Total                                           $85,816
                                                =======

     In addition, Mr. Murray will receive a minimum of $318,825 under the terms of the previously noted Stock Appreciation Rights Agreement during the years 2012 to 2016.

CHANGES FOR 2007

     In recognition of the heightened scrutiny placed on executive compensation in recent months, the Employers Mutual Compensation Committee retained Hay Group Inc. (a compensation consulting firm) during 2006 to review the executive officer salary ranges and incentive plans currently in place. This review validated the compensation structure currently in place, and also provided some areas for suggested improvement. The Employers Mutual Compensation Committee does not intend to use a compensation consultant on a continuous basis in the future; however, the Company's Compensation Committee has determined that it will utilize Hay Group Inc., commencing in 2007, to help ensure that the compensation arrangements approved by the Employers Mutual Compensation Committee are reasonable and appropriate.

     Due to the limitations imposed on awarding tax-qualified incentive stock options, Employers Mutual has developed a new stock incentive plan that allows the issuance of both qualified and non-qualified stock options, as well as other types of stock-based awards. The Company's Board of Directors has approved this new stock incentive plan and is recommending that the Company's stockholders approve it at the 2007 Annual Meeting of Stockholders.

                           SUMMARY COMPENSATION TABLE

     The amounts reported in the Summary Compensation Table reflect the total amount of compensation received by the Company's named executive officers during 2006. The aggregate participation of the Company's property and casualty insurance subsidiaries in the Pooling Agreement during 2006 was 30% and this percentage represents the approximate portion of the total compensation amounts described below which were allocated to the Company during the year.

                                                                              CHANGE IN
                                                                            PENSION VALUE
                                                                                 AND
                                                                            NON-QUALIFIED
                                                             NON-EQUITY        DEFERRED          ALL
                                                  OPTION   INCENTIVE PLAN    COMPENSATION       OTHER
                                         BONUS    AWARDS    COMPENSATION       EARNINGS     COMPENSATION
  NAME AND PRINCIPAL            SALARY    ($)      ($)           ($)             ($)             ($)         TOTAL
       POSITION          YR      ($)      (1)      (2)           (3)             (4)             (5)          ($)
  ------------------    ----   -------   -----   -------   --------------   -------------   ------------   ---------
Bruce G. Kelley         2006   611,580     --     20,740       596,291         113,118         664,647     2,006,376
President & CEO

Mark E. Reese           2006   192,540    163     11,433       158,846          27,205          26,785       416,972
Sr. Vice President &
CFO

William A. Murray       2006   363,228    163    678,218       326,905         167,820         145,848     1,682,182
Executive Vice
President & COO

Ronald W. Jean          2006   356,436    163     19,556       320,792         181,571         167,355     1,045,873
Executive Vice
President for
Corporate
Development

Raymond W.  Davis       2006   250,764    163     10,906       206,880         162,317          31,095       662,125
Senior Vice President
& Treasurer

(1) Each executive officer other than Mr. Kelley received a holiday bonus of $163.

(2) These amounts represent the compensation expense recognized in 2006 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised) (SFAS 123R) for option awards held by the named executive officers. For a detailed listing of the compensation expense associated with each option grant and a discussion of the factors used to calculate the compensation amounts, see the heading entitled "Narrative Disclosures to Summary Compensation Table and Grants of Plan-Based Awards Table" in this Proxy Statement. See Note 12 of the Notes to Consolidated Financial Statements contained in the Company's 2006 Annual Report to Stockholders for the assumptions used to estimate the fair value of option awards.

(3) These amounts represent the cash bonuses earned during 2006 under the Employers Mutual Senior Executive Compensation Bonus Program. The 2006 bonus amounts were paid, or deferred at the election of the named executive officer, on February 2, 2007.

(4) These amounts represent the aggregate increase in the actuarial present value of accumulated benefits under Employers Mutual's qualified pension plan and non-qualified supplemental retirement plan. There were no above-market or preferential earnings on any deferred compensation amounts.

(5) The following table identifies and quantifies each item of compensation included in the All Other Compensation column:

                     AMOUNTS                    EMPLOYER                                                           PRO-
                    RECEIVED                CONTRIBUTIONS TO              AGGREGATE                COMPANY      FESSIONAL
                       FOR                -------------------    INCREMENTAL COST OF BENEFITS       PAID           TAX
                     EXCESS       TAX                  NON-     -----------------------------    SUPPLEMENTAL   PLANNING
                    OPTIONS     "GROSS-             QUALIFIED                CLUB                 DISABILITY       AND
                      AND      UP" PAY-    401(K)     EXCESS    COMPANY    MEMBER-    SPOUSAL     INSURANCE       PREP-
                     SHARES      MENTS      PLAN      PLAN        AUTO    SHIP FEES    TRAVEL      PREMIUMS      ARATION     TOTAL
      NAME          ($) (6)     ($) (6)   ($) (7)    ($) (7)    ($) (8)    ($) (8)    ($) (8)        ($)           ($)        ($)
      ----          --------   --------   -------   ---------   -------   ---------   -------   -------------   ---------   -------
Bruce G. Kelley      412,134    156,104    6,600      60,394     10,056      5,740     5,814        5,485         2,320     664,647
Mark E. Reese             --         --    6,600      17,569         --         --        --        2,166           450      26,785
William A. Murray     63,556     22,260    6,600      28,785      7,085      4,876     3,059        7,627         2,000     145,848
Ronald W. Jean        82,826     29,011    6,600      33,862      4,983         --     3,201        6,872            --     167,355
Raymond W. Davis          --         --    6,600      19,262         --         --       544        4,364           325      31,095

(6) These amounts represent payments made to three of the named executive officers in connection with the surrender of certain stock options and shares of stock issued in excess of a limitation contained in Employers Mutual's incentive stock option plan. The named executive officers received the following amounts: Mr. Kelley received $72,072 for the surrender of excess options granted in prior years, $313,846 for excess option shares surrendered, $26,216 for the reimbursement of AMT paid and $156,104 as an income tax gross-up; Mr. Murray received $63,556 for the surrender of excess option shares granted in prior years and $22,260 as an income tax "gross-up"; and Mr. Jean received $43,800 as a substitute for a 2006 stock option grant he did not receive, $39,026 for the surrender of excess options granted in prior years and $29,011 as an income tax "gross-up".

(7) These amounts represent matching contributions made by Employers Mutual under its 401(k) plan and non-qualified excess plan.

(8) These amounts represent the aggregate incremental cost Employers Mutual incurred to provide the listed benefits, which were calculated as follows:

     Company-Owned Auto - Total business miles driven in 2006 were multiplied by the IRS reimbursable rate for personal auto usage (44.5 cents per mile in 2006) and this amount was subtracted from the costs incurred to own and operate the company-owned auto during 2006. The depreciation amount used in this calculation was based on the actual purchase price of the auto, with an estimated useful life of four or five years.

     Club Membership Fees - The total amount paid for country club and dinner club membership fees was reported as the aggregate incremental cost because the memberships are not used exclusively for business entertainment purposes.

     Spousal Travel - These amounts reflect additional transportation costs, program fees and meal expenses incurred by Employers Mutual when the named executive officer's spouse accompanied him on business trips.

                           GRANTS OF PLAN-BASED AWARDS

                                                                                    ALL OTHER
                                                                                      OPTION                 GRANT
                                                                                     AWARDS:     EXERCISE     DATE
                                                 ESTIMATED FUTURE PAYOUTS UNDER     NUMBER OF     OR BASE     FAIR
                                                NON-EQUITY INCENTIVE PLAN AWARDS    SECURITIES   PRICE OF    VALUE     MARKET
                                 COMPENSATION   --------------------------------    UNDERLYING    OPTION       OF     PRICE ON
                                   COMMITTEE      THRESHOLD    TARGET   MAXIMUM      OPTIONS      AWARDS     OPTION   DATE OF
                                   APPROVAL          ($)        ($)       ($)          (#)        ($/SH)     AWARDS     GRANT
       NAME         GRANT DATE       DATE            (1)        (1)       (1)          (2)          (3)       ($)      ($/SH)
       ----         ----------   ------------   -----------   -------   -------    -----------   --------   -------   --------
Bruce G. Kelley            --            --           0       473,975   596,291           --          --         --        --
                           --            --          --            --        --           --          --         --        --
Mark E. Reese              --            --           0       126,306   158,846           --          --         --        --
                       3/1/06       1/28/06          --            --        --        3,000       24.60     17,520     24.69
William A. Murray          --            --           0       259,708   326,905           --          --         --        --
                     10/19/06      10/17/06          --            --        --       37,500       24.60    546,300     30.33
Ronald W. Jean             --            --           0       254,852   320,792           --          --         --        --
                           --            --          --            --        --           --          --         --        --
Raymond W. Davis           --            --           0       164,501   206,880           --          --         --        --
                       3/1/06       1/28/06          --            --        --        3,000       24.60      3,570     24.69

(1) These amounts represent potential cash bonus awards available under Employers Mutual's Senior Executive Compensation Bonus Program for 2006. The target amounts represent the amount of bonus that would be earned by each named executive officer if the performance targets for the two performance objectives that have targets (production increase and combined trade ratio) were reached. The third performance objective contained in the bonus plan, which measures the percentage change in statutory surplus for the year, does not have a performance target. Accordingly, the calculation of the 2006 target amount for this component of the bonus plan reflects the amount of bonus generated by this objective in 2005.

(2) Messrs. Reese and Davis were each awarded a standard stock option grant under Employers Mutual's incentive stock option plan. Mr. Murray was awarded 37,500 stock appreciation units as a substitute for 37,500 incentive stock options that were initially authorized to be granted to him as part of his 2006 compensation arrangement, but were not issued to him due to certain limitations contained in Employers Mutual's incentive stock option plan.

(3) Under the terms of Employers Mutual's incentive stock option plan, the exercise price for option awards is based on the average of the high and low trading prices of the Company's Common Stock on the date of grant, rather than the closing price. The exercise price for the stock appreciation units contained in Mr. Murray's Stock Appreciation Rights Agreement is based on the March 1, 2006 exercise price of the 2006 option grant that was initially authorized for Mr. Murray as part of his 2006 compensation arrangement, but was not issued to him due to certain limitations contained in Employers Mutual's incentive stock option plan.

NARRATIVE DISCLOSURES TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

     INCENTIVE STOCK OPTIONS. Employers Mutual's executive officers are eligible for incentive stock option awards that are intended to provide for long-term incentive opportunities. Employers Mutual's incentive stock option plan provides that all stock options must be granted at prices equal to the fair market value of the Company's Common Stock on the date of grant, with fair market value determined as the average of the high and low trading prices of the Common Stock on the date of grant. Stock options generally have a term of ten years and vest at a rate of 20% per year, commencing on the second anniversary of the option award; however, all unvested option awards automatically vest upon a participant's retirement.

     Prior to the actual issuance of the 2006 stock option grants authorized for Messrs. Kelley, Jean and Murray, it was determined that there had been an oversight in the record-keeping for the incentive stock option plan which precluded a substantial portion of the authorized stock options from being awarded. Consequently, these three named executive officers did not receive the stock option grants that were initially authorized for them as part of their 2006 compensation arrangements. In addition, the three named executive officers surrendered certain stock options that had been granted to them in prior years in excess of a limitation contained in the incentive stock option plan.

     Effective January 1, 2006, the Company adopted SFAS 123R using the modified prospective method, which requires compensation expense to be recorded for all share-based payments made to employees after the date of adoption, as well as for existing share-based payments for which the requisite service has not been rendered. The amounts reported in the Option Awards column of the Summary Compensation Table reflect the amount of compensation expense recognized in 2006 for:

          - The Stock Appreciation Rights (SAR) Agreement entered into with Mr. Murray in 2006,

          - Option awards granted to the named executive officers under Employers Mutual's incentive stock option plan in 2006, and

          - Option awards vesting in 2006 that were granted to the named executive officers under Employers Mutual's incentive stock option plan in years 2001-2005.

     Following is a brief discussion of each compensation expense component:

     SAR AGREEMENT. On October 19, 2006, Employers Mutual entered into a SAR agreement with Mr. Murray. This SAR agreement is a substitute for an incentive stock option grant Mr. Murray was initially authorized to receive as part of his 2006 compensation arrangement, but was not issued to him due to certain limitations contained in Employers Mutual's incentive stock option plan. The grant-date fair value of this award was $546,300 and this is the amount contained in the Grants of Plan-Based Awards Table. Because the SAR agreement will be settled in cash, it is considered to be a liability-classified award under SFAS 123R. As a result, the value of this agreement must be re-measured at fair value at each financial statement reporting date. The fair value of this agreement at December 31, 2006 was $662,850, and this is the amount of compensation expense reported in the Summary Compensation Table. Subsequent changes in the fair value of this agreement will be reflected as compensation income to Mr. Murray until the agreement is ultimately settled in 2016. The full value of this agreement was expensed in 2006 because Mr. Murray is currently eligible for retirement and is entitled to keep the award at retirement. As a result, the award does not have any subsequent service requirements.

     2006 INCENTIVE STOCK OPTION AWARDS. For Employers Mutual's incentive stock option plan, the requisite service period is the vesting period of the option awards, which is generally five years. However, since all option awards automatically vest upon an individual's retirement, option awards are being expensed over the lesser of five years or the number of years until each participant reaches the eligible retirement age of 55. If a participant is age 55 or greater, the entire value of the award is expensed in the year of grant. The grant-date fair value of the 2006 option awards was calculated by grouping participants receiving awards according to age and establishing separate assumptions for each group. This methodology results in a lower grant-date fair value being assigned to option awards granted to participants that are at, or near, the eligible retirement age of 55. The 2006 option award granted to Mr. Davis was fully expensed in 2006 since he is currently eligible for retirement.

     2001 - 2005 INCENTIVE STOCK OPTION AWARDS. The grant-date fair values of option awards granted in years 2001-2005 are based on the fair value estimate and expense recognition method previously used under SFAS 123 (pro forma disclosure). Under SFAS 123, the grant-date fair value of option awards was calculated using one set of assumptions for all participants, and all option awards were expensed over five years regardless of the participants' ages.

                   SHARE-BASED COMPENSATION RECOGNIZED IN 2006

     Compensation expense recognized in 2006 for the named executive officers in connection with the SAR agreement and incentive stock option awards is as follows:

                                             INCENTIVE STOCK OPTIONS ($)
                    SARS ($)   -------------------------------------------------------
                      2006      2006    2005    2004    2003    2002    2001    TOTAL
       NAME           GRANT    GRANT   GRANT   GRANT   GRANT   GRANT   GRANT     ($)
       ----         --------   -----   -----   -----   -----   -----   -----   -------
Bruce G. Kelley           --      --   9,862   5,328   2,930   2,584     --     20,704
Mark E. Reese             --   2,920   5,484     888   1,172     969     --     11,433
William A. Murray    662,850      --   1,321   4,440   2,930   6,460    217    678,218
Ronald W. Jean            --      --   5,726   4,440   2,930   6,460     --     19,556
Raymond W. Davis          --   3,570   4,570     888     586   1,292     --     10,906

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

                                       OPTION AWARDS
                    ---------------------------------------------------
                       NO. OF         NO. OF
                     SECURITIES     SECURITIES
                     UNDERLYING     UNDERLYING
                    UNEXERCISED    UNEXERCISED     OPTION
                      OPTIONS      OPTIONS (#)    EXERCISE     OPTION
                        (#)       UNEXERCISABLE     PRICE    EXPIRATION
       NAME         EXERCISABLE        (1)           ($)        DATE
       ----         -----------   -------------   --------   ----------
Bruce G. Kelley        10,000             --        9.2500     8/1/2010
                        3,200            800       18.3000     2/1/2012
                        3,000          2,000       16.8750     2/7/2013
                        2,400          3,600       22.2800     2/6/2014
                        2,158         12,272       19.3500     3/1/2015

Mark E. Reese           2,000             --       12.6875     2/1/2009
                        2,000             --        9.2500     8/1/2010
                        1,200            300       18.3000     2/1/2012
                        1,200            800       16.8750     2/7/2013
                          400            600       22.2800     2/6/2014
                        1,200          4,800       19.3500     3/1/2015
                           --          3,000       24.6000     3/1/2016

William A. Murray       4,914             --        9.2500     8/1/2010
                        8,200             --       11.3750     2/1/2011
                        8,000          2,000       18.3000     2/1/2012
                        2,240          2,000       16.8750     2/7/2013
                        1,000          3,000       22.2800     2/6/2014
                          289         10,253       19.3500     3/1/2015
                           --         37,500       24.6000   12/31/2016

Ronald W. Jean          1,000             --       13.6875     2/1/2008
                        1,000             --       12.6875     2/1/2009
                        8,579             --        9.2500     8/1/2010
                        8,000          2,000       18.3000     2/1/2012
                        3,000          2,000       16.8750     2/7/2013
                        1,635          3,000       22.2800     2/6/2014
                        1,253         10,253       19.3500     3/1/2015

Raymond W. Davis        1,000             --       13.6875     2/1/2008
                        1,600            400       18.3000     2/1/2012
                          600            400       16.8750     2/7/2013
                          400            600       22.2800     2/6/2014
                        1,000          4,000       19.3500     3/1/2015
                           --          3,000       24.6000     3/1/2016

(1) Stock options generally have a term of ten years and vest at a rate of 20% per year, commencing on the second anniversary of the option award. The 37,500 stock appreciation units granted to Mr. Murray in 2006 vest at the rate of 20% per year beginning March 9, 2007. All unvested stock options and stock appreciation units automatically vest upon retirement of the named executive officer.

                                OPTION EXERCISES

                          OPTION AWARDS
                    -------------------------
                       NO. OF
                       SHARES        VALUE
                    ACQUIRED ON   REALIZED ON
                      EXERCISE      EXERCISE
       NAME             (#)           ($)
       ----         -----------   -----------
Bruce G. Kelley        14,000       201,165
Mark E. Reese           4,006        43,462
William A. Murray       4,783        70,132
Ronald W. Jean          3,534        56,372
Raymond W. Davis        4,200        69,055

                                PENSION BENEFITS

                                                                        PRESENT
                                                    NUMBER OF YEARS     VALUE OF
                                                   CREDITED SERVICE   ACCUMULATED
       NAME                   PLAN NAME                 (#) (1)       BENEFIT ($)
       ----                   ---------            ----------------   -----------
Bruce G. Kelley     Pension Plan                           21           529,342
                    Supplemental Retirement Plan           21           679,712

Mark E. Reese       Pension Plan                           21           260,916
                    Supplemental Retirement Plan           21             8,916

William A. Murray   Pension Plan                           20           646,797
                    Supplemental Retirement Plan           20           502,272

Ronald W. Jean      Pension Plan                           27           718,277
                    Supplemental Retirement Plan           27           543,307

Raymond W. Davis    Pension Plan                           27           854,593
                    Supplemental Retirement Plan           27           330,944

(1) The number of years of credited service for Messrs. Kelley and Reese is not relevant in the calculation of their pension benefits because their benefits are determined under the cash balance formula of the pension plan.

     Employers Mutual sponsors a tax-qualified defined benefit plan covering all employees of Employers Mutual (the "Pension Plan"). Employers Mutual also sponsors a non-qualified defined benefit supplemental retirement plan (the "SRP") covering certain of its management and highly compensated employees, which group includes the Company's named executive officers. The SRP provides a benefit to eligible employees whenever 100% of their pension benefit under the Pension Plan is not permitted to be funded or paid through the Pension Plan because of limits imposed by the Code (limit on compensation that can be taken into account and limit on benefits that can be paid) and/or because of elective deferrals of covered compensation under any non-qualified deferred compensation plan.

     Both plans contain a traditional defined benefit formula pension benefit (traditional formula) for certain eligible employees, and a cash balance account benefit formula (cash balance formula) for all other eligible employees. Employees employed prior to January 1, 1989 and who were 50 years old, or older, on January 1, 2000, have their benefits determined under the Pension Plan and SRP using the traditional formula, based on a combination of average pay and years of service. Employees who do not meet this criteria have their pension benefit determined under the cash balance formula in the Pension Plan and SRP. For long-term employees, the traditional formula may produce a significantly larger pension benefit than the cash balance formula. This is especially true for executive officers when large cash bonuses are earned in their later years of employment, when base salary and credited years of service are at their highest levels. Messrs. Murray, Jean and Davis have their Pension Plan and SRP benefits determined using the traditional formula. Messrs. Kelley and Reese have their Pension Plan and SRP benefits determined using the cash balance formula.

     Normal retirement age for participants under the Pension Plan's traditional formula is age 65. Early retirement can be elected by a participant who has reached age 55. The benefit paid on early retirement is a percentage of the benefit that would be payable upon normal retirement and ranges from 52% at age 55 to 92% at age 64. All of the named executive officers under the Pension Plan's traditional formula are currently eligible for early retirement at the following benefit levels: Mr. Murray at 70% of his normal retirement benefit, Mr. Jean at 57% of his normal retirement benefit, and Mr. Davis at 75% of his normal retirement benefit. There are no early or normal retirement ages for participants under the cash balance formula of the Pension Plan. Upon completion of five years of service, a participant's pension benefit becomes vested and they are entitled to receive the current value of their pension account upon termination of employment for any reason, including retirement.

     The normal form of benefit under the Pension Plan's traditional formula is a single life annuity with payment guaranteed for ten years. Various other types of annuities, as well as a lump sum payment, are also available. The normal form of benefit under the Pension Plan's cash balance formula is a lump sum payment, but an annuity is also available. All alternative payment options are the actuarial equivalent of the normal form of benefit. The accrued benefit under the SRP is calculated as a single life annuity (with ten years certain) and is converted to an actuarially equivalent lump sum, which is then paid to the employee over a period of one to ten years, depending on the amount of the benefit.

     Generally, compensation utilized for pension formula purposes includes base salary and cash bonus payments.

     The actuarial valuation method used to determine the present value of accumulated pension benefits is the unit cost method, which is the same method used to calculate the Company's accumulated benefit obligation under SFAS 87. Inherent in the actuarial valuation of pension benefits are several key assumptions, including the discount rate and the expected long-term rate of return on plan assets. For a discussion of the key assumptions utilized by the Company to value pension benefits, see the heading entitled "Critical Accounting Policies" contained in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the Company's 2006 Annual Report to Stockholders.

                    NON-QUALIFIED DEFERRED COMPENSATION TABLE

                        EXECUTIVE         REGISTRANT       AGGREGATE    AGGREGATE
                    CONTRIBUTIONS IN   CONTRIBUTIONS IN    EARNINGS    BALANCE AT
                         LAST FY            LAST FY       IN LAST FY     LAST FY
       NAME               ($)               ($)(1)            ($)          ($)
       ----         ----------------   ----------------   ----------   ----------
Bruce G. Kelley           60,394            60,394          43,343       504,718
Mark E. Reese             17,569            17,569          22,696       248,705
William A. Murray        150,740            28,785          49,731       569,921
Ronald W. Jean            33,862            33,862          26,816       303,631
Raymond W. Davis         122,561            19,262          75,218       567,264

(1) These amounts are included as compensation income in the Summary Compensation Table under the "All Other Compensation" column.

NON-QUALIFIED DEFERRED COMPENSATION

     Employers Mutual maintains a Board and Executive Non-qualified Excess Plan (BENEP), which allows certain employees, whose compensation levels limit their deferral percentage under the 401(k) Plan, to defer up to 25% of their base salary between the 401(k) Plan and the BENEP. Employers Mutual matches 100% of the first 5% of covered compensation deferred under the BENEP for vice presidents and above, including all of the Company's named executive officers. Executive officers may also defer some or all of their cash bonus awards under this plan. Participants in the BENEP have an array of investment options available from which to select, and they may change their selections at any time. All of the named executive officers participate in the BENEP.

     Prior to December 31, 2004, Employers Mutual had an Executive and Directors Option-It Plan that allowed executive officers to defer some or all of their cash bonus awards. Effective January 1, 2005, this plan was amended to comply with the requirements of Section 409A of the Internal Revenue Code. As a result, the plan was frozen so that no cash bonus awards earned after December 31, 2004 could be deferred under the plan; however, the plan continues to operate pursuant to the terms in existence on October 3, 2004. Prior to the plan being frozen, participants had an array of investment options available from which to select, and their selections could be changed at any time. When the plan was frozen, the selected investment options were also frozen. Messrs. Reese and Murray have deferred compensation into this plan.

     Prior to January 1, 2001, Employers Mutual had a Deferred Bonus Compensation Plan that allowed executive officers to defer some or all of their cash bonus awards. Effective December 31, 2000, this plan was frozen and replaced with the Executive Option-It Plan. The plan continues to operate pursuant to the terms in existence on December 31, 2000. Participants are credited with interest compounded annually based on the effective yield of the ten year U.S. Treasury note. Mr. Murray has deferred compensation into this plan, at interest rates ranging from 4.12% to 6.65%.

                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee has reviewed the disclosures contained in the Compensation Discussion and Analysis and discussed such disclosures with management of the Company. Based on its review and discussions with management, the Compensation Committee has recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Proxy Statement and in the Annual Report on Form 10-K to be filed by the Company with the Securities and Exchange Commission.

     The undersigned members of the Compensation Committee have submitted this report.

                             COMPENSATION COMMITTEE
                           Joanne L. Stockdale, Chair
                             George C. Carpenter III
                                Raymond A. Michel

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The non-employee directors who serve as members of the Compensation Committee are identified above. No member of the Compensation Committee is a former or current officer or employee of the Company or any of the Company's subsidiaries. To the Company's knowledge, there were no other relationships involving members of the Compensation Committee requiring disclosure in this section of this Proxy Statement pursuant to applicable SEC regulations. No executive officer of the Company has served on the board of directors or compensation committee of any company that has, or has had, one or more of its executive officers serving as a director of the Company.

                           DIRECTOR COMPENSATION TABLE

                          FEES EARNED OR PAID     ALL OTHER
                                IN CASH         COMPENSATION    TOTAL
          NAME                    ($)              ($)(1)        ($)
          ----            -------------------   ------------   ------
Margaret A. Ball                 32,400                --      32,400
George C. Carpenter III          24,600                --      24,600
David J. Fisher                  34,600                --      34,600
George W. Kochheiser             16,800                --      16,800
Raymond A. Michel                26,400                --      26,400
Fredrick A. Schiek               13,800                --      13,800
Joanne L. Stockdale              38,400             2,999      41,399

(1) Non-employee directors of the Company are eligible to participate in Employers Mutual's Non-Employee Director Stock Option Plan. Under this plan, directors are granted an option to purchase the Company's Common Stock in an amount up to 100% of their annual retainer, at an option price equal to 75% of the fair market value of the Common Stock on the option exercise date. The amount reported for Ms. Stockdale reflects the discount she received on the purchase of 403 shares of the Company's Common Stock under this plan.

     In 2006, each member of the Company's Board of Directors who was not an officer or employee of the Company was paid $1,200, plus expenses, for each board meeting, committee meeting or continuing education seminar attended, plus a $9,000 annual retainer. In addition, the chair of the Audit Committee was paid a $4,000 annual fee, the chair of the Board of Directors was paid a $3,000 annual fee, and the chairs of all other board committees were paid a $3,000 annual fee.

                 SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

     The following information is furnished as to the Common Stock of the Company owned beneficially as of March 29, 2007, by each of the Company's directors, director nominees and named executive officers individually, and the directors and executive officers of the Company as a group. The information concerning beneficial ownership has been furnished by the persons listed below or was determined by the Company from reports filed by such persons with the Securities and Exchange Commission regarding such ownership.

                                        AMOUNT AND NATURE
                                          OF BENEFICIAL      PERCENT
                 NAME                     OWNERSHIP (1)     OF CLASS
                 ----                   -----------------   --------
Margaret A. Ball                              2,005             *
George C. Carpenter III                       5,490             *
Raymond W. Davis                             20,976(2)          *
David J. Fisher                               2,482             *
Ronald W. Jean                               43,352(3)          *
Bruce G. Kelley                             144,459(4)        1.0%
George W. Kochheiser                         55,000             *
Raymond A. Michel                             5,450             *
William A. Murray                            40,982(5)          *
Mark E. Reese                                14,706(6)          *
Fredrick A. Schiek                           16,991             *
Joanne L. Stockdale                           1,049             *
All Directors and Executive Officers
   as a Group (21 persons, including
   those listed above)                      467,306           3.4%

----------
*    Less than one percent

(1) All named holders of the Common Stock listed in this table have sole voting and investment power with respect to the shares held, except as stated otherwise below.

(2) Raymond W. Davis directly owns 13,976 shares of Common Stock and has presently exercisable options to purchase 7,000 shares, which shares are included in the table.

(3) Ronald W. Jean directly owns 13,632 shares of Common Stock and has presently exercisable options to purchase 29,720 shares, which shares are included in the table.

(4) Bruce G. Kelley owns 92,345 shares of Common Stock directly and 26,198 shares indirectly. Of the 26,198 shares indirectly owned, 1,500 are owned by his spouse and 24,698 are owned by his children. In addition, he owns presently exercisable options to purchase 25,916 shares, which shares are included in the table.

(5) William A. Murray directly owns 11,087 shares of Common Stock and has presently exercisable options to purchase 29,895 shares, which shares are included in the table.

(6) Mark E. Reese directly owns 4,006 shares of Common Stock and has presently exercisable options to purchase 10,700 shares, which shares are included in the table.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding those entities known to the Company to own beneficially more than five (5) percent of the Company's Common Stock:

                                                 AMOUNT AND
                                                   NATURE
TITLE OF            NAME AND ADDRESS           OF BENEFICIAL    PERCENT
  CLASS           OF BENEFICIAL OWNER            OWNERSHIP     OF CLASS
--------   ---------------------------------   -------------   --------
 Common    Employers Mutual Casualty Company    7,782,351(1)     56.6%
           717 Mulberry Street
           Des Moines, Iowa 50309

 Common    Dimensional Fund Advisors Inc.       1,243,072(2)     9.03%
           1299 Ocean Avenue
           Santa Monica, California 90401

----------
(1) On March 29, 2007, Employers Mutual owned 56.6% of the outstanding Common Stock of the Company. Employers Mutual intends to retain ownership of a majority of the Company's Common Stock in the foreseeable future. This majority stock ownership will give Employers Mutual the right to determine whether or not all of the proposals presented at the Annual Meeting are carried and will enable it to control the election of the Board of Directors of the Company. The Company's operations are integrated with the operations of Employers Mutual and are largely dependent upon a continuing relationship with Employers Mutual. The Company does not anticipate any disruptions in this relationship.

(2) The information shown is based upon a Schedule 13G, dated February 9, 2007, filed with the Securities and Exchange Commission by Dimensional Fund Advisors Inc., a registered investment advisor. Dimensional Fund Advisors Inc. reported sole voting power and sole disposition power with respect to all of the shares.

             CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

     The operations of the Company are highly integrated with those of Employers Mutual through participation in a property and casualty insurance pooling agreement (the "Pooling Agreement") and a reinsurance quota share agreement (the "Quota Share Agreement"). In addition, the Company is completely dependent upon Employers Mutual's employees, facilities and information technology systems to conduct its business. As a result of these operational relationships, there are numerous transactions between the Company and Employers Mutual that occurred on an ongoing basis in the ordinary course of business during 2006 and that will continue to occur on an ongoing basis in the ordinary course of business during 2007.

     The Company's four property and casualty insurance subsidiaries, along with Employers Mutual and its two property and casualty insurance subsidiaries and an affiliate, are parties to the Pooling Agreement under which the property and casualty insurance business written by the participating companies is pooled. Under the terms of the Pooling Agreement, each participant cedes to Employers Mutual all of its property and casualty insurance business, with the exception of any voluntary reinsurance business assumed from non-affiliated insurance companies, and assumes from Employers Mutual an amount equal to its designated participation percentage in the pool. All premiums, losses, settlement expenses and other underwriting and administrative expenses, excluding the voluntary reinsurance business assumed by Employers Mutual from non-affiliated insurance companies, are pooled and then prorated among the parties to the Pooling Agreement on the basis of their respective participation percentages. The Company's four property and casualty insurance subsidiaries together share an aggregate 30% participation interest in the pool, with the remaining 70% allocated to Employers Mutual and its subsidiaries and affiliate. Employers Mutual negotiates reinsurance agreements that provide protection to the pool and each of its participants, including protection against losses arising from catastrophic events. Operations of the pool give rise to inter-company balances between the Company and Employers Mutual, which are settled on a quarterly basis. The investment and income tax activities of the pool participants are not subject to the Pooling Agreement.

     The purpose of the Pooling Agreement is to spread the risk of an exposure insured by any of the participants among all the companies participating in the pool. The Pooling Agreement produces a more uniform and stable underwriting result from year to year for all companies in the pool than might be experienced on an individual basis. In addition, each company benefits from the capacity of the entire pool, rather than being limited to the policy exposures of a size commensurate with its own assets, and from the wide range of policy forms, lines of insurance written, rate filings and commission plans offered by each of the companies.

     During 2006, the Company's four property and casualty insurance subsidiaries ceded direct premiums earned of $188,426,941, direct losses and settlement expenses incurred of $95,639,897, direct underwriting expenses incurred of $32,825,282 and direct policyholder dividends incurred of $3,740,204 to Employers Mutual pursuant to the terms of the Pooling Agreement. The four property and casualty insurance subsidiaries assumed from Employers Mutual their aggregate 30% participation interest in the pool, which included premiums earned totaling $318,416,718, losses and settlement expenses incurred totaling $178,305,327, underwriting expenses incurred totaling $109,046,208 and policyholder dividends totaling $8,663,715. The Pooling Agreement remains in effect during 2007 and will continue to function in accordance with the terms described above, although the specific amounts to be ceded by the Company's subsidiaries to Employers Mutual and to be assumed by the subsidiaries from Employers Mutual will not be determined prior to year-end 2007. Additional information concerning the Pooling Agreement is contained in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission ("SEC") on March 15, 2007 (the "2006 Form 10-K").

     The Company's reinsurance subsidiary and Employers Mutual are parties to the Quota Share Agreement under which the reinsurance subsidiary assumes a 100% quota share portion of Employers Mutual's assumed reinsurance business, exclusive of certain reinsurance contracts, including all premiums and related losses and settlement expenses of the assumed business, subject to a maximum loss of $2 million per event. Employers Mutual retains 10.5% of the gross assumed written premiums subject to cession to the reinsurance subsidiary as compensation for the $2 million cap on losses assumed per event. During

2006, the reinsurance subsidiary assumed from Employers Mutual premiums earned totaling $73,198,723 and losses and settlement expenses incurred totaling $50,147,165. Total premiums retained by Employers Mutual in 2006 as compensation for the cap protection amounted to $7,774,480. It is customary in the reinsurance business for the assuming company to compensate the ceding company for the acquisition expenses incurred in the generation of the business and the reinsurance subsidiary reimbursed Employers Mutual for acquisition expenses incurred of $14,665,622 with respect to business assumed in 2006. Employers Mutual retained losses and settlement expenses under the Quota Share Agreement totaling $1,029,236 in 2006. The reinsurance subsidiary also assumes all foreign currency exchange gains/losses associated with contracts incepting on January 1, 2006 and thereafter that are subject to the Quota Share Agreement. The net foreign currency exchange loss assumed by the reinsurance subsidiary in 2006 was $61,055. Operations of the Quota Share Agreement give rise to inter-company balances between the Company and Employers Mutual, which are settled on a quarterly basis. The investment and income tax activities of the reinsurance subsidiary are not subject to the Quota Share Agreement. The Quota Share Agreement remains in effect during 2007 and will continue to function in accordance with the terms described above, although the specific amounts to be assumed by the Company's subsidiary will not be determined prior to year-end 2007. Additional information concerning the Quota Share Agreement is contained in the 2006 Form 10-K.

     Employers Mutual utilizes its employees, facilities and information technology systems to provide various services to all of its subsidiaries and affiliates, including the Company and its subsidiaries. These services include data processing, claims, financial, legal, actuarial, auditing, marketing and underwriting. Employers Mutual allocates a portion of the cost of these services to its subsidiaries that do not participate in the Pooling Agreement based upon a number of criteria, including usage of the services and the number of transactions. The remaining costs are allocated to the pool and each pool participant shares in the total costs in accordance with its participation percentage as established under the terms of the Pooling Agreement. Costs allocated to the Company by Employers Mutual for services provided to the Company and its subsidiaries that do not participate in the Pooling Agreement amounted to $2,081,688 in 2006. Costs allocated to the Company based on the aggregate participation percentage of the Company's subsidiaries that participate in the Pooling Agreement amounted to $89,055,823 in 2006. The allocation of costs to the Company and its subsidiaries that do not participate in the Pooling Agreement, as well as the allocation of costs to the Company based on the aggregate participation percentage of its subsidiaries that do participate in the Pooling Agreement, will occur in 2007, although the specific amounts will not be determined prior to year-end.

     The Company's investment expenses are based on actual expenses directly incurred by the Company or its subsidiaries plus an allocation of other investment expenses incurred by Employers Mutual, with the allocation being based on a weighted average of total invested assets and number of investment transactions executed during the year. Investment expenses allocated to the Company by Employers Mutual amounted to $1,310,193 in 2006. Investment expenses will again be allocated to the Company by Employers Mutual in 2007, although the specific amount will not be determined prior to year-end.

     Three of the Company's insurance subsidiaries and its reinsurance subsidiary have issued an aggregate of $36 million of surplus notes to Employers Mutual, with such notes bearing a fixed interest rate of 3.09% per annum. No principal payments have been made on the notes to date. Interest in the amount of $1,112,400 (for calendar year 2005) was paid by the subsidiaries to Employers Mutual in 2006 and interest in the amount of $1,112,400 (for calendar year 2006) was accrued at December 31, 2006 to be paid in 2007 upon receipt of approval of such payment by insurance regulatory authorities. The surplus notes do not have a stated maturity date and interest will continue to accrue on the surplus notes during 2007.

     The Company operates an excess and surplus lines insurance agency through a subsidiary. This subsidiary received $516,896 of commission income from Employers Mutual during 2006 as compensation for its duties as managing underwriter for excess and surplus lines insurance for several of the insurance companies participating in the Pooling Agreement. This subsidiary, which does not participate in the Pooling Agreement, also received an allocation of operating expenses from Employers Mutual as noted above. The payment of premiums from Employers Mutual to the subsidiary, and an allocation of operating expenses to the subsidiary, will occur in 2007, although the specific amounts will not be determined prior to year-end.

     During 2006, Employers Mutual repurchased shares of Company common stock owned by an executive officer of the Company to correct a deficiency in the issuance of such shares resulting from the invalid issuance of stock options underlying such shares. Upon the repurchase of such shares from the executive officer, Employers Mutual transferred the shares back to the Company for cancellation and received a payment from the Company in the amount of $216,612 to reimburse it for the amount received by the Company upon the original issuance of the shares.

     As a result of the numerous transactions between the Company and Employers Mutual that occur on an ongoing basis, the Company has established procedures whereby independent directors of the Company review and approve and/or ratify these transactions, as well as other transactions qualifying as a "related persons transaction" as defined under SEC rules. The procedures for the review of "related persons transactions" are as follows:

          - Any new "material contract", proposed material change to an existing "material contract" or transaction resulting from a "material contract" involving the Company or its subsidiaries and Employers Mutual or its subsidiaries or affiliate is subject to review and approval by the Inter-Company Committee in accordance with procedures set forth in the committee charter. The Inter-Company Committee is composed of three directors of the Company who have been determined by the Board of Directors to qualify as "independent" directors under the NASDAQ corporate governance standards applicable to the Company. Under the Committee's charter, these contracts or transactions must be approved by the unanimous consent of the committee members based on a finding that the transaction is "fair and reasonable" to the Company and its stockholders. Material contracts subject to review and approval by the Inter-Company Committee include the Pooling Agreement and the Quota Share Agreement, both of which have previously been reviewed and approved by the Inter-Company Committee. Commencing in 2007, a "material contract" subject to review by the Inter-Company Committee will include, in addition to the Pooling Agreement and the Quota Share Agreement, any contract or transaction involving the Company or its subsidiaries and Employers Mutual or its subsidiaries or affiliate that is required to be filed as an exhibit to the Company's Annual Report on Form 10-K on the basis that it constitutes a material contract under SEC rules.

          - Any other new contract, proposed change to an existing contract or transaction resulting from a contract involving the Company or its subsidiaries and Employers Mutual or its subsidiaries or affiliate that involves a dollar amount in excess of $120,000, but which does not arise to the level of a "material contract", is subject to review and approval by the Audit Committee in accordance with the terms of its charter. The Audit Committee is comprised of three directors of the Company who have been determined by the Board of Directors to qualify as "independent' directors under the NASDAQ corporate governance and SEC rules applicable to the Company. The charter of the Audit Committee does not designate any particular standard to be applied by the committee members in approving these contracts or transactions.

          - Any new contract or transaction, or an amendment thereto, involving a dollar amount in excess of $120,000 and otherwise meeting the definition of a "related person transaction" as defined by SEC rules, and not involving Employers Mutual or its subsidiaries or affiliate, is subject to review and approval by the Audit Committee in accordance with the terms of its charter. The charter does not designate any particular standard to be applied by the committee members in approving these contracts or transactions.

     Each of the transactions described above was reviewed and approved or ratified by the Inter-Company Committee or the Audit Committee, as applicable. As noted above, most of the related person transactions described above involving the Company or its subsidiaries and Employers Mutual or its subsidiaries or affiliate are ongoing in nature and will continue throughout 2007 in the ordinary course of business. These transactions will be presented to the Inter-Company Committee or the Audit Committee, as applicable, in accordance with the procedures described above, for review and approval and/or ratification at such time as the amounts involved in the transactions have been determined.

             APPROVAL OF THE 2007 EMPLOYERS MUTUAL CASUALTY COMPANY
                              STOCK INCENTIVE PLAN

INTRODUCTION

     The Boards of Directors of Employers Mutual and the Company believe that the compensation paid to officers and other key employees should create incentives for them to achieve superior performance and enhance policyholder and stockholder value. Currently, the only stock-based awards that can be granted to Employers Mutual's senior officers and other key employees to encourage stock ownership and to indirectly align their economic interests with those of Employers Mutual's policyholders and the Company's stockholders are incentive stock options issued under the 2003 Employers Mutual Casualty Company Incentive Stock Option Plan (the "2003 Plan"). The Boards have determined that limitations present under the 2003 Plan will hinder their ability to provide future incentive awards, and that the broader type of awards that would be available under the new plan being proposed to stockholders would help Employers Mutual and the Company to attract, retain and motivate officers and other key employees. Based on the success achieved in using incentive stock option awards, the Boards of Employers Mutual and the Company believe that it is appropriate to have the ability to grant other types of stock-based awards, such as non-qualified stock options, stock appreciation rights ("SARs"), restricted stock and restricted stock units, as authorized under the proposed 2007 Employers Mutual Casualty Company Stock Incentive Plan (the "2007 Plan"). In addition, the Boards believe that it would be beneficial to have the authority under a single plan to grant stock-based and cash-denominated awards that will become vested, if at all, upon the achievement of designated performance criteria.

     Accordingly, in March 2007, Employers Mutual's Senior Executive Compensation and Stock Option Committee recommended and Employers Mutual's Board adopted, and the Company's Compensation Committee recommended and the Company's Board adopted, subject to final approval by the Company's stockholders, the 2007 Plan. This plan provides for the awarding of performance shares, performance units, and other stock-based awards, in addition to qualified (incentive) and non-qualified stock options, SARs, restricted stock and restricted stock units. As is the case with the 2003 Plan, the 2007 Plan provides for the grant of awards to officers and other key employees of Employers Mutual, who are selected for participation based on their ability to affect the overall performance of Employers Mutual and the Company. Approximately 175 officers and employees of Employers Mutual received awards under the 2003 Plan, and it is expected that approximately the same number of officers and employees will receive awards under the 2007 Plan, if approved by the Company's stockholders. Participant eligibility under the 2007 Plan has been expanded to include the possibility of granting stock-based awards to agents and non-employee directors in order to provide greater flexibility in future compensation decisions.

     Upon approval of the 2007 Plan by the Company's stockholders, no new grants will be made under the 2003 Plan. However, in the event that the 2007 Plan is not approved by the Company's stockholders at the 2007 Annual Meeting, the Employers Mutual Senior Executive Compensation and Stock Option Committee may continue to make grants under the 2003 Plan from the shares previously authorized for issuance thereunder.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 2007 EMPLOYERS MUTUAL CASUALTY COMPANY STOCK INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF DIRECTION TO THE COMPANY.

SUMMARY OF THE 2007 EMPLOYERS MUTUAL CASUALTY COMPANY STOCK INCENTIVE PLAN

     The following summary of the 2007 Plan is qualified in its entirety by reference to the complete text of the plan, which is attached to this Proxy Statement as Appendix A.

SHARES AVAILABLE FOR ISSUANCE

     Subject to adjustment upon the occurrence of certain events described below, a maximum of 2,000,000 shares of the Company's Common Stock may be issued under the 2007 Plan. Authorized but unissued shares or treasury shares may be used to satisfy awards under the 2007 Plan.

     Shares subject to awards granted under the 2007 Plan that lapse, are forfeited or cancelled, or are settled without the issuance of stock (in each case after the effective date of the 2007 Plan) will be available for awards under the 2007 Plan. This includes shares that are withheld from an award to satisfy a participant's tax obligations. Additionally, shares owned by participants that are delivered to pay all, or a portion, of the exercise price of any award, or to satisfy the participant's tax obligations with respect to an award, and shares that are purchased by the Company using cash proceeds received in connection with the exercise of an option, will increase the number of shares available for awards under the 2007 Plan.

     In the event of any stock dividend, stock split, recapitalization, extraordinary dividend, merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares or other similar corporate event that affects the shares, the Employers Mutual Senior Executive Compensation and Stock Option Committee (the "Employers Mutual Compensation Committee") has discretion to make equitable adjustments to the number and kind of shares which thereafter may be awarded or exercised under the 2007 Plan, the number and kind of shares subject to outstanding options and awards, and the respective grant or exercise prices.

     If, pursuant to the agreements governing the acquisition of a business by either Employers Mutual or the Company, or one of their subsidiaries, Employers Mutual or the Company grants substitution options or other equity-based awards to employees of the acquired business, the shares subject to such substitute awards shall neither count against the number of shares available for issuance under the 2007 Plan, nor be added to the number of awards issuable pursuant to the 2007 Plan. In addition, the generally applicable provisions of the 2007 Plan -- such as the limitations that an option must (i) have an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant; and (ii) have a minimum period of service before the option could become exercisable -- that would limit Employers Mutual's or the Company's ability to grant such substitute awards (which may have already become in-the-money or have become exercisable) will not apply with respect to such substitute grants.

ADMINISTRATION

     The 2007 Plan will be administered by the Employers Mutual Compensation Committee. The Employers Mutual Compensation Committee will have sole and complete authority: (i) to establish, amend, and rescind rules and regulations relating to the 2007 Plan; (ii) to provide for conditions deemed necessary or advisable to protect the interests of Employers Mutual or the Company; (iii) to construe the terms of any award or any document evidencing the grant of an award; and (iv) to make all other determinations necessary and advisable for the administration and interpretation of the 2007 Plan in order to carry out its provisions and purposes. Subject to the express terms of the 2007 Plan, the Employers Mutual Compensation Committee has discretion as to the specific terms and conditions of each award and any rules applicable thereto including, but not limited to, the effect thereon of the death, retirement or other termination of employment of the participants.

     The Employers Mutual Compensation Committee may delegate to the Chief Executive Officer, or one or more officers of Employers Mutual, the power to grant awards to any participant whose title is junior to Vice President, and is not a member of Employers Mutual's "Policy Committee". However, only the Employers Mutual Compensation Committee may grant awards to executive officers or exercise other discretion under the 2007 Plan with respect to awards granted to executive officers. The Employers Mutual Compensation Committee may also appoint agents (who may be officers of the Company) to assist in the administration of the 2007 Plan and may grant authority to such persons to execute agreements or other documents on its behalf.

     The Employers Mutual Compensation Committee may condition the grant of any award upon the recipient's agreement to conditions or covenants in favor of Employers Mutual or the Company, and/or one or more of their subsidiaries, that might have effect following the termination of the recipient's employment and after the shares of the Company's Common Stock subject to the award have been transferred to the participant. These conditions and covenants may include restrictions on the ability to transfer the underlying shares of the Company's Common Stock or covenants not to compete, not to solicit employees and customers, and not to disclose confidential information. The Employers Mutual Compensation Committee may also require that, after an option or other award has been exercised, the recipient disgorges any profit, gain or other benefit received from the award if the participant breaches any of these commitments.

     The Employers Mutual Compensation Committee may make grants to any eligible employees or any of the employees of the Company's or Employers Mutual's subsidiaries, and to any natural person who provides services to the Company, Employers Mutual or a subsidiary, including an agent or a non-employee director. However, during any one year period, no individual may be granted options or stock appreciation rights (with tandem options and stock appreciation rights being counted only once with respect to this limit), restricted stock, restricted stock units, performance shares and/or other stock-based awards of more than 100,000 shares. These limits are subject to adjustments in connection with a change in capitalization, as described in "Shares Available for Issuance." The maximum dollar value payable to any individual in any 12-month period with respect to performance units and/or other stock-based awards that are valued with reference to cash or property other than shares is $1,000,000. Awards may not be assigned or transferred, except (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order, or (iii) to the participant's immediate family or to other permitted transferees under rules established by the Employers Mutual Compensation Committee.

STOCK OPTIONS AND SARS

     The Employers Mutual Compensation Committee may grant non-qualified stock options to officers, employees, agents and non-employee directors and may also grant stock options qualifying as incentive stock options under the Internal Revenue Code to officers and employees, including agents who are statutory employees. The maximum number of shares that may be issued pursuant to incentive stock options that may be awarded under the 2007 Plan is 1,500,000, and no incentive stock options may be granted after the tenth anniversary of the effective date of the 2007 Plan. Except for certain limited situations, options will have a minimum vesting period of one year. The exercise price per share of the Company's Common Stock subject to either a non-qualified stock option or an incentive stock option will be not less than 100% of the fair market value, as defined in the 2007 Plan, of such share on the date of grant. Further, the Employers Mutual Compensation Committee is not permitted to subsequently reduce the exercise price or otherwise re-price outstanding options without stockholder approval, except for adjustments in connection with a change in capitalization, as described in "Shares Available for Issuance." The Employers Mutual Compensation Committee has discretion as to the terms and conditions upon which options will be exercisable, including the exercise schedule, but under no circumstances may an option have a term exceeding ten years from the date of grant.

     An option holder may satisfy the exercise price in cash or by exchanging shares of the Company's Common Stock previously owned, or by a combination thereof, or by any other procedure permitted by the Employers Mutual Compensation Committee. Additionally, to the extent permitted by the Employers Mutual Compensation Committee at or after the time of grant, an option holder may also "net exercise" an option. Pursuant to a net exercise, the option holder is not required to pay the exercise price of the portion of the option being exercised. Instead, the Company will issue to the person exercising the option the number of shares that would be issued "net" of the exercise price. This means that such person will receive the greatest number of whole shares of the Company's Common Stock having a value equal to the excess of the then fair market value of the number of shares for which the option is being exercised over the exercise price of such options.

     In the event an employee terminates service by reason of disability or death, all options, whether or not then exercisable, will become immediately exercisable and will generally remain exercisable for a period of one year, or for such shorter period as the Employers Mutual Compensation Committee shall determine at the time of grant. In the event an employee terminates service by reason of a normal or approved early retirement, all options will become immediately exercisable and will remain exercisable for a period of three months from the date of retirement, or for such shorter period following the participant's retirement as the Employers Mutual Compensation Committee shall determine at the time of the grant. In the event an employee's service terminates for cause or by resignation, other than in the circumstances addressed above, he or she will forfeit all of his or her outstanding options, whether or not then exercisable. In general, in the event an employee terminates service for any reason other than those listed above, all options then held by the employee that are then exercisable will remain exercisable for a period of three months. Of course, in no event may any option be exercisable after its stated maximum term, regardless of whether the above described rules might otherwise permit a longer period to exercise an option.

     The Employers Mutual Compensation Committee may also grant SARs to employees, officers, non-employee directors and agents that can either be freestanding awards or awards that are related to a stock option in such a way that the exercise of either the SAR or the stock option will cause the cancellation of the other award. The terms and conditions applicable with respect to any grant of a SAR will be substantially the same as applies to the grant of a stock option. This means that the vesting of a SAR, and the time that a recipient of a SAR will have to exercise the SAR after termination of his or her service to Employers Mutual, the Company or a subsidiary, will be substantially the same as applies to a stock option.

RESTRICTED STOCK OR UNITS

     The Employers Mutual Compensation Committee also has the right to grant awards of restricted stock to employees, officers, non-employee directors and agents at such times and for such number of shares of the Company's Common Stock and subject to such terms and conditions of such awards, including the establishment of performance goals for the grant of such awards based on one or more of the performance criteria described below for performance shares and units, as the Employers Mutual Compensation Committee may determine. The Employers Mutual Compensation Committee may elect to grant any such person restricted stock units, which are contractual rights to receive shares of the Company's Common Stock or cash in an amount equal to the value of a specified number of shares of the Company's Common Stock in the future, after the satisfaction of specified vesting conditions, that is the economic equivalent of an award of restricted stock. Any such award of restricted stock units shall be made on substantially the same terms as an award of restricted stock.

     The Employers Mutual Compensation Committee will determine the terms and conditions applicable to a grant of restricted shares or restricted stock units. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered until the restrictions have lapsed. Generally, the period of restriction will not be less than three years, but at the discretion of the Employers Mutual Compensation Committee, the restrictions may lapse ratably over such three-year period. Any shares of restricted stock held by an employee, officer, agent or non-employee director whose service terminates due to normal or approved early retirement will generally vest at the time such shares would have vested had such participant's service continued. Unless the Employers Mutual Compensation Committee otherwise specifies at the time of grant, any shares of restricted stock held by an employee, officer, agent or non-employee director whose service terminates due to his or her death or disability will vest at the time of such termination. Upon any other termination, any shares of restricted stock that have not previously vested will be forfeited unless the Employers Mutual Compensation Committee otherwise determines.

     Subject to the forfeiture and transfer restrictions applicable to the award, a participant will have all of the rights of a stockholder with respect to any award of restricted stock, including the right to vote such shares and receive dividends thereon and other distributions. However, if any dividends or distributions are paid in shares of the Company's Common Stock, the shares received as a dividend or distribution will be subject to the same forfeiture restrictions and restrictions on transferability as apply to the restricted stock with respect to which they were paid. The Employers Mutual Compensation Committee shall determine whether, and to what extent, a participant shall be entitled to receive the payment of dividend equivalents with respect to the number of shares of the Company's Common Stock underlying a grant of restricted stock units. Unless otherwise determined by the Employers Mutual Compensation Committee at or after the grant, any shares credited with respect to any dividend equivalents will become vested and non-forfeitable upon the same terms and conditions applicable to the shares underlying the restricted stock units with respect to which they are payable.

PERFORMANCE SHARES OR UNITS

     The Employers Mutual Compensation Committee may grant officers, employees, non-employee directors and agents awards of performance shares or performance units, which awards will become earned and payable based on the achievement of performance goals, as established by the Employers Mutual Compensation Committee, during the applicable performance cycle. Performance cycles may not be shorter than 12 months. The 2007 Plan permits the Employers Mutual Compensation Committee to establish performance goals based on the total return to Employers Mutual's policyholders or the Company's stockholders (whether in absolute terms or relative to the performance of other companies or a published index) or upon the attainment of a goal related to one or more of the following criteria: stock price, operating earnings, net earnings, return on equity, income, market share, combined ratio, level of expenses, growth in revenue, cash flow, earnings per share, return on invested capital, return on assets, economic value added, and improvements in or attainment of working capital levels. In the case of persons who are not executive officers of the Company, the Employers Mutual Compensation Committee has discretion to establish other performance criteria. The Employers Mutual Compensation Committee also has the discretion to condition payment of amounts with respect to performance shares and performance units on such additional factors as it shall determine on the grant date.

     The Employers Mutual Compensation Committee will determine the value of each performance share and unit, the number of such shares and units for each performance cycle, the duration of each performance cycle and the number of performance shares and units that have been earned based on performance relative to the performance goals discussed above, but subject to the maximum award limits outlined above. Performance shares and units may also be deemed earned upon the occurrence of certain events, such as a change of control. Unless the Employers Mutual Compensation Committee otherwise determines, performance shares and units for in-progress performance cycles will be forfeited and terminated if a participant's employment terminates. However, unless the Employers Mutual Compensation Committee otherwise determines, if a participant's employment terminates due to death, disability or normal or early approved retirement, the participant or the participant's representative will receive all of the performance shares and units.

     On the grant date, the Employers Mutual Compensation Committee may, depending on actual performance measured against the stated performance goals, provide for the amount to be payable with respect to performance shares if actual performance exceeds targeted levels. Payment of earned performance share and unit awards may, at the discretion of the Employers Mutual Compensation Committee, be distributed in the form of cash, shares of the Company's Common Stock, or a combination thereof. Except to the extent that the exercise of (or the ability to exercise) such discretion in the case of awards to executive officers intended to qualify as other performance-based compensation under
Section 162(m) (4) of the Internal Revenue Code would cause them to fail to satisfy that requirement, the Employers Mutual Compensation Committee may also adjust the performance criteria for any performance period as it deems equitable in recognition of unusual or non-recurring events affecting Employers Mutual or the Company, changes in applicable tax laws or accounting principles, or such other factors as the Employers Mutual Compensation Committee may determine.

OTHER STOCK-BASED AWARDS

     The Employers Mutual Compensation Committee may also grant to employees, officers, non-employee directors and agents other stock-based awards including, but not limited to, grants of the Company's Common Stock. Such awards shall be granted on such terms and conditions as the Employers Mutual Compensation Committee shall determine. The Employers Mutual Compensation Committee may, for example, use this authority under the 2007 Plan to issue the Company's Common Stock in satisfaction of the obligations of Employers Mutual and its subsidiaries under other compensatory plans or programs, such as pursuant to an annual bonus plan or deferred compensation program.

CHANGE OF CONTROL

     Except as provided below, if Employers Mutual experiences a "change of control" (as defined in the 2007 Plan), each option and SAR and each award of restricted stock, each restricted stock unit grant and each other stock-based award will be treated as fully vested and will no longer be subject to forfeiture and transfer restrictions. Additionally, all outstanding performance shares and performance units will be deemed earned and be immediately payable, in an amount equal to 100% of the applicable target grant for each such award, regardless of the portion of the applicable performance period that will have elapsed prior to the date of such change of control. The Employers Mutual Compensation Committee may, at its discretion, provide that in connection with a change of control each option and SAR will be cancelled in exchange for an amount equal to the excess, if any, of the price paid in the change of control transaction over the exercise price or base value of such award.

     For purposes of the 2007 Plan, "change of control" includes any one or more of the following events, IF APPLICABLE TO EMPLOYERS MUTUAL:

          -    a change in the ownership of Employers Mutual.

          - a change in the effective control of Employers Mutual which occurs on the date on which either a person, or more than one person acting as a group, acquires ownership of stock of Employers Mutual possessing 35% or more of the total voting power of the stock of Employers Mutual, or a majority of members of Employers Mutual's Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of Employers Mutual's Board of Directors prior to the date of the appointment or election.

          - a change in the ownership of a substantial portion of Employers Mutual's assets which occurs on the date on which any one person, or more than one person acting as a group, acquires assets from Employers Mutual that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of Employers Mutual immediately prior to such acquisition or acquisitions.

     However, in the event that a "change of control" occurs that does not constitute a change of control within the meaning of Section 409A of the Internal Revenue Code, no payment or distribution will be made with respect to an outstanding award if such payment or distribution would result in the imposition of an additional tax on the recipient, though other modifications triggered by the change of control (including accelerated vesting) would still apply. In such an event, the participant would receive the value of such an award, as determined by the Employers Mutual Compensation Committee prior to the change of control, on the day after the six month anniversary of the participant's termination of employment or, if earlier, upon (i) the date that such award would have vested due to the passage of time, (ii) the last day of the performance period or (iii) if the award is vested at the time of the change of control, the date on which the award would have expired in accordance with its terms, as applicable.

     Notwithstanding the foregoing, (i) there will be no acceleration of the vesting or lapsing of restrictions of any options, SARs, restricted stock, restricted stock units, or other stock-based awards, (ii) performance shares and performance units will not be deemed earned, and (iii) there will be no payment made with respect to such awards by reason of the change of control if the Employers Mutual Compensation Committee (as constituted before the change of control) determines that each of the following conditions are satisfied:

          - all outstanding awards will be honored or assumed by the participant's new employer or one of its affiliated companies;

          - the honored or assumed awards will have substantially equivalent or greater economic value, at the time of the change of control, to the awards with respect to the Company's Common Stock;

          - the honored or assumed awards will relate to securities that are publicly traded on an established United States securities market;

          - the terms and conditions (such as vesting and ability to exercise) of the honored or assumed awards are at least equal to or better than the terms of the awards related to the Company's Common Stock; and

          - the honored or assumed awards must provide that, upon the involuntary termination (or certain specified types of constructive termination) of the award recipient's employment, the awards will be deemed vested or exercisable, as the case may be.

TERM OF THE PLAN AND AMENDMENTS

     No award may be granted under the 2007 Plan after the tenth anniversary of the date, if any, that the plan is approved by the Company's stockholders. The 2007 Plan may be amended or terminated at any time by the Board of Directors of Employers Mutual, except that no amendment may adversely affect existing awards. In addition, none of the following amendments may be made without stockholder approval: (i) an increase in the number of shares available for issuance under the plan; (ii) a decrease in the minimum exercise or base price at which an option or SAR is granted or any other re-pricing of outstanding options or SARs, except as the result of a change in capitalization; (iii) an extension of the maximum term for options or SARs granted under the plan; or (iv) any other amendment for which stockholder approval is otherwise necessary to comply with any tax, statutory or regulatory requirement, including any approval requirement which is imposed by the rules of the Nasdaq Stock Market, that the Employers Mutual Compensation Committee determines to be applicable.

DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES UNDER THE PLAN

     The following discussion summarizes the federal income tax consequences of the 2007 Plan based on current provisions of the Internal Revenue Code, as amended, which are subject to change. The summary does not cover any foreign, state or local tax consequences of participation in the plan.

     NON-QUALIFIED OPTIONS AND SARS. No income is recognized upon the grant of a non-qualified stock option. When a participant exercises a non-qualified option, the excess of the fair market value of the shares on the date of exercise over the exercise price will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the companies in the Pooling Agreement. When a participant disposes of shares acquired by the exercise of the non-qualified option, he or she will recognize a long or short-term capital gain (loss), depending upon the holding period of the shares.

     No income is generally recognized upon the grant of a SAR that is to be settled in stock. Upon exercise, the grantee of the SAR will recognize taxable ordinary income in an amount equal to the amount of cash and fair market value of any shares of the Company's Common Stock received upon such exercise.

     INCENTIVE STOCK OPTIONS. No income is recognized upon the grant of an incentive stock option. When a participant exercises an incentive stock option while employed by Employers Mutual or a subsidiary, or within the three-month (one year for death or disability) period after termination of employment by reason of retirement, no ordinary income will be recognized by the participant at that time, but the excess (if any) of the fair market value of the shares acquired upon such exercise over the exercise price will be an adjustment to taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are not disposed of prior to the expiration of one year after the date of exercise and two years after the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate exercise price of such shares will be a long-term capital gain. The companies in the Pooling Agreement will not be entitled to any tax deduction with respect to the amount treated as long-term capital gain. If the shares are disposed of prior to the expiration of such period (a "disqualifying disposition"), the excess of the fair market value of such shares at the time of exercise over the aggregate exercise price (or if lower, the spread between the exercise price and sale price), will be ordinary income at the time of such disqualifying disposition and the companies in the Pooling Agreement will be entitled to a federal income tax deduction equal to such amount, subject to certain federal tax law limitations.

     RESTRICTED STOCK. Unless a participant makes the election described below, a grant of restricted stock will not result in taxable income to the participant or a deduction for the companies in the Pooling Agreement in the year of grant. The value of such restricted stock will be taxable to the participant as ordinary income in the year in which the restrictions lapse. Alternatively, the participant may elect to treat as income in the year of grant the fair market value of the restricted stock on the date of grant, provided the participant makes the election within 30 days after the date of such grant. If such an election were made, the participant would not be allowed to deduct at a later date the amount included as taxable income if the participant should forfeit the shares of restricted stock. The amount of ordinary income recognized by the participant is deductible by the companies in the Pooling Agreement in the year such income is recognized by the participant. If the election described above is not made then, prior to the lapse of restrictions, dividends paid on the shares subject to such restrictions will be taxable to the participant as additional compensation in the year received, and the companies in the Pooling Agreement will be allowed a corresponding deduction.

     PERFORMANCE SHARES. When payment is made to a participant with respect to earned performance shares granted under the 2007 Plan, the participant will have taxable ordinary income in an amount equal to the amount of cash and the fair market value of any shares of the Company's Common Stock that such participant receives in payment on such award. The companies in the Pooling Agreement will receive a federal income tax deduction in an amount equal to the amount paid to the participant.

     PERFORMANCE UNITS AND RESTRICTED STOCK UNITS. Generally, when a participant receives payment with respect to earned performance units or restricted stock units granted under the 2007 Plan, the amount of cash and the fair market value of the shares received will be ordinary income to such participant, and the companies in the Pooling Agreement will be allowed a corresponding deduction for federal income tax purposes.

OTHER INFORMATION

     As the administration of the 2007 Plan allows discretionary choices to be made by the Employers Mutual Compensation Committee, awards to be granted under the 2007 Plan in fiscal 2007 are not now determinable. Awards granted during 2006 under the 2003 Plan are disclosed and discussed under the heading "2006 Incentive Stock Option Awards" elsewhere in this Proxy Statement.

     While the 2007 Plan contains many rights and features that are similar to those in effect during 2006 under the 2003 Plan, the 2007 Plan authorizes the use of non-qualified stock options, stock appreciation rights, restricted stock and units, and performance shares or units and other stock-based awards that have not been previously authorized under the 2003 Plan. The Employers Mutual Compensation Committee and the Company's Compensation Committee will be conducting a full review of the executive compensation program, including equity and performance-based awards, and may decide upon a different mix of awards to be granted. Therefore, it is not reasonably possible to provide the data required to be included in the New Plan Benefits Table.

     As of March 29, 2007, the closing price per share of the Company's Common Stock was $25.99.

     If the 2007 Plan is approved by the Company's stockholders, it will become effective on the date of such approval. If the Company's stockholders do not approve the 2007 Plan, the 2007 Plan will not go into effect and Employers Mutual will not grant any awards under the plan. In such event, the Employers Mutual Compensation Committee and the Company's Compensation Committee will consider whether to adopt alternative arrangements based on their assessment of the needs of Employers Mutual and the Company.

EQUITY COMPENSATION PLAN INFORMATION

     The 2003 Plan is the only compensation plan under which the Company's equity securities are authorized for issuance to employees of Employers Mutual. The following table shows the number of shares of the Company's Common Stock issuable upon exercise of options outstanding at December 31, 2006, the weighted-average exercise price of those options, and the number of shares of the Company's Common Stock remaining available for future issuance at December 31, 2006, excluding shares issuable upon exercise of outstanding options. If the proposed 2007 Plan is adopted, no further awards will be made under the 2003 Plan.

                                                                                                      NUMBER OF SECURITIES
                                                                                                    REMAINING AVAILABLE FOR
                                           NUMBER OF SECURITIES TO BE                                FUTURE ISSUANCE UNDER
                                             ISSUED UPON EXERCISE OF      WEIGHTED-AVERAGE PRICE   EQUITY COMPENSATION PLANS
                                         OUTSTANDING OPTIONS, WARRANTS   OF OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
                                                   AND RIGHTS              WARRANTS AND RIGHTS      REFLECTED IN COLUMN (A))
                PLAN CATEGORY                         (a)                          (b)                        (c)
                -------------            -----------------------------   -----------------------   -------------------------
Equity compensation plans approved by
   security holders                                 741,718                       $19.23                    893,722
Equity compensation plans not approved
   by security holders                                   --                          N/A                        N/A
                                                    -------                       ------                    -------
   Total                                            741,718                       $19.23                    893,722
                                                    =======                       ======                    =======

  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Ernst & Young LLP audited the financial statements of the Company for the year ended December 31, 2006, and audited the effectiveness of the Company's internal control over financial reporting as of December 31, 2006. The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007 and the stockholders are asked to ratify that selection. During 2006, in connection with its audit function, Ernst & Young LLP provided services to the Company which included the examination of the annual consolidated financial statements, assistance with requirements of the Securities and Exchange Commission under the Securities Exchange Act of 1934 and advisory services regarding various financial and accounting matters.

     A representative of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

     We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Although this ratification is not required by current laws, rules and regulations, or the Company's By-Laws, Audit Committee Charter or otherwise, the Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THIS APPOINTMENT. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF DIRECTION TO THE COMPANY.

                             AUDIT COMMITTEE REPORT

     As reported earlier, the Audit Committee (the "Committee") of the Board of Directors is composed of three members. All members of the Committee are independent under "Nasdaq" Corporate Governance Rules and Securities and Exchange Commission Rules. The Committee's responsibilities are described in a written charter. A copy of the Committee's written charter may be viewed on the Company's website at www.EMCInsurance.com and is also included as Appendix B.

     Management is responsible for the internal controls and financial reporting processes of the Company. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report to the Company's stockholders and Board of Directors on the results of this audit. Beginning in 2005, the independent registered public accounting firm is also responsible for performing an independent audit of the effectiveness of the Company's internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board and issuing a report to the Company's stockholders and Board of Directors on the results of this audit. The Committee's responsibility is to monitor and oversee these processes.

     At each of its ten meetings during calendar year 2006, the Committee met and held discussions with management and Ernst & Young LLP ("Ernst & Young"), the independent registered public accounting firm for the Company. Two of these meetings included sessions at which management was not present. The Committee discussed with Ernst & Young the results of its examination of the consolidated financial statements and its assessment of the effectiveness of the Company's internal control over financial reporting.

     During 2006, management documented, tested and evaluated the Company's internal control over financial reporting pursuant to the requirements of the Sarbanes-Oxley Act of 2002. The Committee was kept apprised of the Company's progress by management and Ernst & Young at each regularly scheduled Committee meeting. Management has provided the Committee with a report of the effectiveness of the Company's internal control over financial reporting. The Committee reviewed management's and Ernst & Young's evaluation of the Company's internal control over financial reporting to be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006. The Committee also reviewed and discussed the consolidated financial statements with management and Ernst & Young. In addition, the Committee discussed with Ernst & Young matters related to the financial reporting process required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) issued by and as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     Ernst & Young provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee reviewed with Ernst & Young that firm's independence. The Committee determined that the non-audit services provided by Ernst & Young during the 2006 calendar year are compatible with maintaining its independence.

     Based on the Committee's discussions with management and Ernst & Young, the Committee's review of the representations of management, and the reports of Ernst & Young to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission for the year ended December 31, 2006. The Committee also has recommended that the stockholders ratify the Committee's selection of Ernst & Young as the Company's independent registered public accounting firm for calendar year 2007.

                                 AUDIT COMMITTEE
                             David J. Fisher, Chair
                                Margaret A. Ball
                               Joanne L. Stockdale

              INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S FEES

     The following table sets forth the Independent Registered Public Accounting firm's fees for professional audit services rendered by Ernst & Young for the audit of the Company's annual financial statements for the years ended December 31, 2006 and 2005, the audit of the Company's internal control over financial reporting as of December 31, 2006 and 2005, and fees billed for other services rendered by Ernst & Young during 2006 and 2005.

                           2006       2005
                         --------   --------
Audit Fees (1)           $487,974   $463,719
Audit Related Fees (2)     14,610     13,650
Tax Fees (3)               15,696     18,792
All Other Fees (4)          5,525         --
                         --------   --------
Total Fees               $523,805   $496,161
                         ========   ========

----------
Notes:

(1) Audit fees consist of fees for the audit of the Company's annual financial statements, review of financial statements included in the Company's quarterly reports on Form 10-Q, the audit of the

     Company's internal control over financial reporting and services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2) Audit related fees consist primarily of services related to the audit of Employers Mutual's employee benefit plans.

(3) Tax fees consist of fees for tax advisory and compliance services for the Company and Employers Mutual's employee benefit plans.

(4) All other fees consist of fees for all other services other than those reported above.

     The Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed with regard to each particular service and its related fees. In addition, the Committee may pre-approve any services not anticipated or services whose costs exceed the previously pre-approved amounts. In addition, the Committee has delegated its pre-approval authority to the Chairman of the Committee, who has the authority to pre-approve any services not anticipated or services whose costs exceed previously pre-approved amounts, provided all pre-approval decisions made by the Chairman are reported to the Committee at its next meeting.

            SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE INFORMATION

     The Company's executive officers, Directors and 10% stockholders are required under the Securities Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and Nasdaq. Copies of these reports must also be furnished to the Company.

     Based solely on a review of copies of reports furnished to the Company, or written representations that no reports were required, the Company believes that during 2006 its executive officers, directors and 10% stockholders complied with all filing requirements.

                                  OTHER MATTERS

     The Board, in addition to the Company's Code of Corporate Conduct, has adopted a Code of Ethics applicable to the Company's senior financial officers, including the Company's Chief Executive Officer, Chief Financial Officer, Treasurer, and principal accounting officer or controller, and persons performing similar functions. The Company's Code of Ethics for senior financial officers is available on the Company's website at www.EMCInsurance.com.

     The Board of Directors knows of no matters other than those described above that may come before the Annual Meeting. As to other matters, if any, that properly may come before the Annual Meeting, the Board of Directors intends that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                  STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
           AND STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Stockholder proposals for inclusion in the Company's Proxy Statement for the 2008 Annual Meeting of Stockholders must be received by the Company no later than December 17, 2007. The person submitting the proposal must have been a record or beneficial owner of the Company's Common Stock for at least one year, the securities so held must have a market value of at least $2,000 and the securities must be held on the date of the meeting. Any such proposal will be included in the Proxy Statement for the 2008 Annual Meeting if the rules of the Securities and Exchange Commission are satisfied with respect to the timing and form of such proposal, and if the content of such stockholder proposal is determined by the Company to be appropriate under the rules promulgated by the Securities and Exchange Commission.

     The Board has implemented a process whereby stockholders may send communications directly to the Board's attention. Any stockholder wanting to communicate with the Board, or one or more specific members thereof, should send his or her written communication to the Office of the General Counsel, EMC Insurance Group Inc., P.O. Box 712, Des Moines, Iowa 50306. The General Counsel of the Company has been instructed by the Board to screen such communications for validation and then promptly forward all such communications to the specified addressee thereof.

April 12, 2007

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        ----------------------------------------
                                        DONALD D. KLEMME, Secretary

                                                                      APPENDIX A

                     2007 EMPLOYERS MUTUAL CASUALTY COMPANY
                              STOCK INCENTIVE PLAN

                                    SECTION 1
                                     PURPOSE

     The purpose of the "2007 EMPLOYERS MUTUAL CASUALTY COMPANY STOCK INCENTIVE PLAN" (the "Plan") is to foster and promote the long-term financial success of Employers Mutual Casualty Company (the "Company") and its policyholders, and the interests of its subsidiaries and affiliates (as each is hereinafter defined), including EMC Insurance Group Inc. ("EMC Group") and its subsidiaries, and the interest of the stockholders of EMC Group, by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in EMC Group, and (c) enabling the Company to attract and retain the services of outstanding employees and non-employee directors upon whose judgment, interest, and special efforts the successful conduct of its operations is largely dependent.

                                    SECTION 2
                                   DEFINITIONS

     Whenever used herein, the following terms shall have the respective meanings set forth below:

          (1) "Agent" means each insurance agent (whether or not a statutory employee) and each other individual providing personal service to the Company or any Subsidiary who, in either case, is not an Employee.

          (2) "Approved Retirement" means termination of a Participant's employment or service (i) on or after the normal retirement date or any early retirement date established under any defined benefit pension plan maintained by the Company or a Subsidiary and in which the Participant participates, (ii) with the approval of the Committee (which may be given at or after grant), on or after attaining age 50 and completing such period of service as the Committee shall determine from time to time, or (iii) for a Non-Employee Director, the termination of service as a director of the Company or a Subsidiary.

          (3) "Award" means an Option, SAR, award of Restricted Stock or Performance Shares, an award of Restricted Stock Units or Performance Units or an Other Stock-Based Award.

          (4) "Beneficial Owner" means such term as defined in Rule 13d-3 under the Exchange Act.

          (5) "Board" means the Board of Directors of the Company.

          (6) "Cause" means (i) dishonesty, fraud or misrepresentation, (ii) the Participant's engaging in conduct that is injurious to the Company or any Subsidiary in any way, including, but not limited to, by way of damage to its reputation or standing in the industry, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony, or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

          (7) "Change of Control" occurs on the date on which there is (i) a change in the ownership of the Company, (ii) a change in the effective control of the Company or (iii) a change in the ownership of a substantial portion of the Company's assets, if any such event is applicable to the Company. For purposes of this Section, a change in ownership of the Company occurs on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. A change in the effective control of the Company occurs on the date on which either (i) a person, or more than one person acting as a group, acquires ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company or (ii) a majority of members of the Company's Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's Board of Directors prior to the date of the appointment or election. A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group, acquires assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

          (8) "Change of Control Price" means the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash).

          (9) "Code" means the Internal Revenue Code of 1986, as amended.

          (10) "Committee" means the Senior Executive Compensation and Stock Option Committee of the Board or such other committee of the Board as the Board shall designate from time to time. The Committee shall consist of no fewer than three (3) members of the Board who are Non-Employee Directors as defined in Rule 16b-3 of the Exchange Act.

          (11) "Common Stock" means the Common Stock of EMC Group, par value $1.00 per share.

          (12) "Disability" means, with respect to any Participant, long-term disability as defined under any long-term disability plan maintained by the Company or a Subsidiary in which the Participant participates. In the event of any question as to whether a Participant has a Disability, the plan administrator of the relevant long-term disability plan shall determine whether a disability exists, in accordance with such plan.

          (13) "Employee" means any employee (including each officer) of the Company or any Subsidiary.

          (14) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (15) "Executive Officer" means any officer of the Company or any Subsidiary who is subject to the reporting requirements under Section 16(b) of the Exchange Act.

          (16) "Fair Market Value" means, on any date, the average of the high and low trading prices of the Common Stock on such date on the Nasdaq Global Market or, if at the relevant time, the Common Stock is not listed to trade on the Nasdaq Global Market, on such other recognized quotation system on which the trading prices of the Common Stock are then quoted (the "applicable exchange"). In the event that (i) there are no Common Stock transactions on the applicable exchange on any relevant date, Fair Market Value for such date shall mean the average price on the immediately preceding date on which Common Stock transactions were so reported or (ii) the applicable exchange adopts a trading policy permitting trades after 4 P.M. Eastern Standard Time ("EST"), Fair Market Value shall mean the average of the high and low trading prices reported on or before 4 P.M. EST (or such earlier or later time as the Committee may establish from time to time).

          (17) "Family Member" means, as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, mother-in-law, father-in-law, son-in-law or daughter-in-law (including adoptive relationships) of such Participant, (ii) trusts for the exclusive benefit of one or more such persons and/or the Participant and (iii) other entity owned solely by one or more such persons and/or the Participant.

          (18) "Incentive Stock Option" (ISO) means an option within the meaning of Section 422 of the Code.

          (19) "Net Exercised" shall mean the exercise of an Option or any portion thereof by the delivery of the greatest number of whole shares of Common Stock having a Fair Market Value on the date of exercise not in excess of the difference between the aggregate Fair Market Value of the shares of Common Stock subject to the Option (or the portion of such Option then being exercised) and the aggregate exercise price for all such shares of Common Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such equation to be payable in cash.

          (20) "Non-Employee Director" means a member of the Boards of Directors of the Company or a Subsidiary who is not an employee of the Company or a Subsidiary.

          (21) "Non-Qualified Stock Option" (NSO) means an option which is not an Incentive Stock Option within the meaning of Section 422 of the Code.

          (22) "Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an "Incentive Stock Option" (ISO) within the meaning of
     Section 422 of the Code or (ii) an option which is not an Incentive Stock Option (a " Non-Qualified Stock Option" (NSO)).

          (23) "Other Stock-Based Award" means an award of, or related to, shares of Common Stock other than an Award of Options, SARs, Restricted Stock, Performance Shares, Restricted Stock Units or Performance Units, as granted by the Committee in accordance with the provisions of Section 9 hereof.

          (24) "Participant" means any Non-Employee Director, Employee, or Agent designated by the affirmative action of the Committee (or its delegate) to participate in the Plan.

          (25) "Performance Criteria" means the objectives established by the Committee for a Performance Period pursuant to Section 7(c) of the Plan for the purpose of determining the extent to which an award of Performance Shares or Performance Units has been earned.

          (26) "Performance Period" means the period selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares or Performance Units has been earned.

          (27) "Performance Share" means an award granted pursuant to Section 7 of the Plan of a contractual right to receive one share of Common Stock (or the Fair Market Value thereof in cash or any combination of cash and Common Stock, as determined by the Committee), upon the achievement, in whole or in part, of the applicable Performance Criteria.

          (28) "Performance Unit" means an award of a contractual right to receive a fixed or variable dollar denominated unit, granted pursuant to
     Section 7 of the Plan, upon the achievement, in whole or in part, of the applicable Performance Criteria. The Committee shall determine whether the earned portion of any such Performance Units shall be payable in cash, Common Stock or any combination thereof.

          (29) "Period of Restriction" means the period specified by the Committee or established pursuant to the Plan during which a Restricted Stock or Restricted Stock Unit award is subject to forfeiture.

          (30) "Restricted Stock" means an award of Common Stock made pursuant to Section 6 of the Plan that is forfeitable by the Participant until the completion of a specified period of future service, the achievement of pre-established performance objectives or until otherwise determined by the Committee or in accordance with the terms of the Plan.

          (31) "Restricted Stock Unit" means a contractual right awarded pursuant to Section 6 of the Plan that entitles the holder to receive shares of Common Stock (or the value thereof in cash) upon the completion of a specified period of future service or the achievement of pre-established performance objectives or at such other time or times determined by the Committee or in accordance with the terms of the Plan.

          (32) "SAR" means a stock appreciation right granted under Section 8 of the Plan with respect to one or more shares of Common Stock that entitles the holder thereof to receive, in cash (unless otherwise determined by the Committee at the time of grant), an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the date the SAR is exercised over the Fair Market Value of a share of Common Stock on the date the SAR is granted.

          (33) "SEC Person" means any person (as such term is defined in Section 3(a) (9) of the Exchange Act) or group (as such term is used in Rule 13d-5 under the Exchange Act), or any employee benefit plan (or any related trust) of the Company or any subsidiary.

          (34) "Subsidiary" means (i) any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock of such corporation, (ii) any partnership or limited liability company in which the Company owns, directly or indirectly, at least 50% of the capital or profit interests of such partnership or limited liability company and (iii) any other business entity in which the Company owns at least 50% of the equity interests thereof, provided that, in any such case, the Company is in effective control of such corporation, partnership, limited liability company or other entity.

          (35) "Surviving Corporation" means the corporation resulting from a Change of Control or, if securities representing at least 50% of the aggregate voting power of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

          (36) "Voting Securities" means, with respect to any corporation, securities of such corporation that are entitled to vote generally in the election of directors of such corporation.

                                    SECTION 3
                POWERS OF THE COMMITTEE; GENERAL TERMS OF AWARDS

     (a) Power to Grant. The Committee shall determine those Non-Employee Directors, Employees, or Agents, to whom an Award shall be granted and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different Awards and different Participants and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

     (b) Rules, Interpretations and Determinations. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret and administer the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to construe the terms of any Award or any document evidencing the grant of such Award and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Unless otherwise expressly provided hereunder, any power, discretion or authority conveyed to or reserved to the Committee may be exercised by it in its sole and absolute discretion. Determinations, interpretations, or other actions made or taken by the Committee shall be final, binding, and conclusive for all purposes and upon all persons.

     (c) Delegation of Authority. The Committee may delegate to the Company's Chief Executive Officer and/or to other officer(s) of the Company the power and authority to make and/or administer Awards under the Plan with respect to individuals who are below the position of Vice President and not a member of the "Policy Committee" (or any analogous committee), pursuant to such conditions and limitations as the Committee may establish; provided that only the Committee or the Board may select, and grant Awards to, Executive Officers or exercise any other discretionary authority under the Plan with respect to Awards granted to such Executive Officers. Unless the Committee shall otherwise specify, any delegate shall have the authority and right to exercise (within the scope of such person's delegated authority) all of the same powers and discretion that would otherwise be available to the Committee pursuant to the terms hereof. The Committee may also appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

     (d) Restrictive Covenants and Other Conditions. Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan, upon whom such Award would be granted, to his/her agreement in writing to certain conditions (such as restrictions on the ability to transfer the underlying shares of Common Stock) or covenants in favor of the Company and/or one or more Subsidiaries (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information, that may have effect following the termination of the Participant's employment or service with the Company and/or its Subsidiaries and after the Common Stock subject to the Award has been transferred to the Participant), including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in connection with the Award prior to any breach of any such covenant.

     (e) Maximum Individual Grants. Subject to adjustment as provided in Section 4(c), no Participant shall be granted Options or SARs (with tandem Options and SARs being counted only once with respect to this limit), Restricted Stock, Restricted Stock Units, Performance Shares and/or Other Stock-Based Awards during any 12-month period with respect to more than 100,000 shares of Common Stock.

In addition to the foregoing, the maximum dollar value payable to any Participant in any 12-month period with respect to Performance Units and/or Other Stock-Based Awards that are valued with reference to cash or property other than shares of Common Stock is $1,000,000.

     (f) Dividends and Dividend Equivalents. Unless otherwise determined by the Committee at the time of grant, to the extent that shares of Common Stock are issued at the time of grant of any Award under the Plan, the Participant shall be entitled to receive all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares subject to such Award on which such dividends or distributions were paid. To the extent that shares of Common Stock are not issued at the time of the grant of any Award, the Committee shall determine whether, and to what extent, the Participant shall be entitled to receive the payment of dividend equivalents with respect to that number of outstanding shares of Common Stock corresponding to the shares subject to such Award. Unless otherwise determined by the Committee at or after grant, any additional shares credited with respect to any dividends or dividend equivalents payable with respect to any shares of Common Stock subject to any Award shall become vested and nonforfeitable upon the same terms and conditions as are applicable to the shares underlying the Award with respect to which they are payable (including, with respect to any Award that will become earned and vested upon the attainment of Performance Criteria, the achievement of such Performance Criteria).

                                    SECTION 4
                          COMMON STOCK SUBJECT TO PLAN

     (a) Number. Subject to Section 4(c) below, unless the stockholders of the EMC Group approve an increase in such number by a stockholder vote, the maximum number of shares of Common Stock that may be made issuable or distributable under the Plan is 2,000,000. The number of shares of Common Stock subject to an Option or SAR shall be counted against such limit as one share for each share issued or issuable, provided that when a SAR is granted in tandem with an Option, so that only one may be exercised with the other terminating upon such exercise, the number of shares of Common Stock subject to the tandem Option and SAR award shall only be taken into account once (and not as to both awards) for purposes of this limit (and for purposes of the provisions of Section 4(b) below).Without limiting the generality of the foregoing, the maximum number of shares as to which Incentive Stock Options may be granted shall not exceed 1,500,000. The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock (i) owned by the Company, (ii) purchased by the Company on the open market, or (iii) acquired by the Company through means other than open market purchases, including direct purchases from EMC Group. All Common Stock owned or acquired by Company which is used to fund Awards under the Plan will be transferred to EMC Group for issuance to the Participants.

     (b) Canceled or Terminated Awards. Any shares of Common Stock subject to an Award (as determined under Section 4(a)) which for any reason expire without having been exercised, or are canceled or terminated or are otherwise settled without the issuance of any Common Stock, shall again be available for grant under the Plan. In applying the immediately preceding sentence, (i) shares otherwise issuable or issued with respect to, or as part of, any Award that are withheld to cover taxes shall not be treated as having been issued under the Plan and (ii) if any SARs are settled in shares of Common Stock or any Options are Net Exercised, only the net number of shares of Common Stock issued with respect to such SARs or Options shall be deemed issued under the Plan. In addition, shares of Common Stock tendered to exercise outstanding Options or other Awards or to cover taxes shall also be available for issuance under the Plan (and shall be counted as one share for purposes of Section 4(a)), except and unless such shares are tendered more than ten years after the effective date of the Plan.

     (c) Adjustment Due to Change in Capitalization. In the event of any Common Stock dividend or Common Stock split, recapitalization (including, but not limited to, the payment of an extraordinary dividend to the stockholders of EMC Group), merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock available for grant under Section 4(a) or subject to outstanding Awards, and the respective exercise prices or base prices, if any, applicable to outstanding Awards, may be appropriately adjusted by the Committee, in its discretion, and the Committee's determination shall be conclusive.

     (d) Assumption of Options and Other Equity-Based Awards. In the event that there is a merger, stock purchase or other transaction whereby the Company or any of its Subsidiaries acquires another business or any portion thereof, and that pursuant to the arrangements governing such acquisition, the Company agrees to provide options and/or other awards with respect to the Common Stock upon the assumption, or in substitution, of existing equity-based awards for other securities held by employees of the acquired business, the shares of Common Stock subject to such assumed or substituted awards shall not be counted against the limits set forth under Section 4(a) (and no shares related to any such assumed or substituted awards shall be added to the number of awards issuable under this Plan pursuant to Section 4(b)), and none of the provisions of the Plan that would otherwise limit or constrain the ability of the Company to make such assumption or substitution (such as the provisions hereof that require the issuance of Options with an exercise price at least equal to the Fair Market Value on the date of grant) shall apply to the awards issued in substitution of the awards granted with respect to the employees of such acquired business.

                                    SECTION 5
                                  STOCK OPTIONS

     (a) Grant of Options. Subject to the provisions of Section 3(f) and Section 4 above, Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Any Option granted as an Incentive Stock Option that nevertheless fails (either at the time of grant or any time thereafter as a result of accelerated vesting or otherwise) to meet the requirements of Section 422 of the Code, in whole or in part, shall be treated as an Option that is not an Incentive Stock Option to the extent of such failure. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant, except that Incentive Stock Options may only be granted to Employees. The terms and conditions of each Option grant, including, but not limited to, the type of Option granted, the exercise price, the duration of the Option, and the number of shares of Common Stock to which the Option pertains, shall be evidenced in writing. Each such Option grant may also contain such other terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine. No Participant shall be granted an Option if, immediately before the Option is to be granted, the Participant owns, directly or indirectly, more than ten percent (10%) of the Common Stock and other stock (if any) of EMC Group, thereby possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of EMC Group, or of any Subsidiary of the Company or EMC Group; provided, however, that the limitation stated in this paragraph shall not apply if at the time such Option is granted the option price is not less than one hundred ten percent (110%) of the Fair Market Value (at the time the Option is granted) of the Common Stock subject to the Option, and such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted.

     (b) Exercise Price. Incentive Stock Options and Non-Qualified Stock Options granted pursuant to the Plan shall have an exercise price no less than the Fair Market Value of a share of Common Stock on the date on which the Option is granted. No Option granted hereunder may have its exercise price reduced (other than pursuant to the provisions of Section 4(c)) unless such action is expressly authorized by stockholder action in accordance with Section 11.

     (c) Exercise of Options. The Committee shall determine the exercise schedule applicable with respect to any Option granted hereunder. Such schedule may require a minimum period of service that must be completed before all, or a portion of such Option shall be exercisable, and may establish performance-based conditions to the exercise of such Option which are in addition to, in lieu of, or as an alternative to any service requirement. Except as otherwise expressly provided in the Plan (i) upon a termination of employment due to death, Disability or Approved Retirement or (ii) in connection with a Change of Control, and unless the Committee shall determine that special circumstances (including, but not limited to, the achievement of performance objectives) justify an exception, the minimum period of service required to exercise an Option, in whole or in part, shall be one year. Subject to the provisions of this Section 5, once any portion of any Option has become exercisable it shall remain exercisable for its full term. The Committee shall determine the term of each Non-Qualified Stock Option or Incentive Stock Option granted hereunder, but, except as expressly provided below, in no event shall any such Option be exercisable for more than ten (10) years after the date on which it is granted. The minimum number of shares of previously acquired Common Stock which may be so surrendered is 100, and only one such surrender shall be permitted in any thirty
(30) day period. No shares shall be issued or delivered until full payment therefore has been made.

     (d) Payment. The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefore. Without limiting the generality of the foregoing, payment of the exercise price may be made (i) in cash or its equivalent; (ii) by exchanging shares of Common Stock (which are not the subject of any pledge or other security interest) which are owned by the person exercising the Option; (iii) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price; or (iv) in accordance with any other procedure or arrangement approved by the Committee. Additionally, to the extent authorized by the Committee (whether at or after grant), Options may be Net Exercised subject to such terms and conditions as the Committee may from time to time impose.

     (e) Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no Option that is intended to be an Incentive Stock Option may be granted after the tenth (10th) anniversary of the effective date of the Plan and no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to disqualify any Incentive Stock Option under such Section 422. The terms of any Incentive Stock Option shall require the Participant to notify the Committee or its designee of any "disqualifying disposition" (as defined in Section 421(b) of the Code) of any Common Stock issued pursuant to the exercise of the Incentive Stock Option within two (2) days after such disposition.

     (f) Termination of Employment or Service.

          (i) Due to Death. In the event a Participant's employment or service terminates by reason of death, any Options granted to such Participant shall become immediately exercisable in full and may be exercised by the Participant's designated beneficiary or, if none is named, by the person determined in accordance with Section 12(b) below, at any time prior to the earlier to occur of (i) the expiration of the term of the Options or (ii) the first (1st) anniversary (or such earlier date as the Committee shall determine at the time of grant) of the Participant's death.

          (ii) Due to Disability. In the event a Participant's employment or service is terminated by reason of Disability, any Options granted to such Participant shall become immediately exercisable in full and may be exercised by the Participant (or, in the event of the Participant's death after termination of employment or service when the Option is exercisable pursuant to its terms by the Participant's designated beneficiary or, if none is named, by the person determined in accordance with Section 12(b) below), at any time prior to the earlier to occur of (i) the expiration of the term of the Options or (ii) the first (1st) anniversary (or such earlier date as the Committee shall determine at the time of grant) of the Participant's termination of employment or service.

          (iii) Approved Retirement. In the event a Participant's employment or service terminates by reason of Approved Retirement, any Options granted to such Participant shall become immediately exercisable in full and may be exercised by the Participant (or, in the event of the Participant's death after termination of employment or service when the Option is exercisable pursuant to its terms by the Participant's designated beneficiary or, if none is named, by the person determined in accordance with Section 12(b) below), at any time prior to a period of three (3) months from the date of retirement (or such shorter period following the Participant's Approved Retirement as the Committee shall determine at the time of grant).

          (iv) Termination of Employment for Cause or Resignation. In the event a Participant's employment or service is terminated by the Company or any Subsidiary for Cause, or by the Participant other than due to the Participant's death, Disability or Approved Retirement, any Options granted to such Participant that have not yet been exercised shall expire at the time of such termination of employment and shall not be exercisable thereafter.

          (v) Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or following the time of grant, in the event the employment or service of the Participant shall terminate for any reason other than one described in Section 5(f)(i), (ii), (iii), or (iv) above, any Options granted to such Participant which are exercisable at the date of the Participant's termination of employment or service may be exercised by the Participant (or, in the event of the Participant's death after termination of employment or service when the Option is exercisable pursuant to its terms by the Participant's designated beneficiary, or, if none is named, by the person determined in accordance with Section 12(b)), at any time prior to the expiration of the term of the Options or the date that is three (3) months following the Participant's termination of employment or service, whichever period is shorter, and any Options that are not exercisable at the time of termination of employment or service shall expire at the time of such termination and shall not be exercisable thereafter.

                                    SECTION 6
                   RESTRICTED STOCK AND RESTRICTED STOCK UNITS

     (a) Grant of Restricted Stock. The Committee may grant Restricted Stock or Restricted Stock Units to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. If Restricted Stock is evidenced by the issuance of stock certificates, the Committee shall require that such stock certificates be held in the custody of the Secretary of the Company or its designee until the Period of Restriction lapses, and that, as a condition of such Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such award. The terms and conditions of each grant of Restricted Stock or Restricted Stock Units shall be evidenced in writing.

     (b) Restrictions on Transferability. Except as provided in Section 12(a), no Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Period of Restriction. The Committee shall determine the Period of Restriction applicable with respect to any award of Restricted Stock; provided, however, that, except as otherwise expressly provided in the Plan the Period of Restriction with respect to any such Award shall not be less than three (3) years, but may lapse ratably over such three (3) year Period of Restriction. Notwithstanding the foregoing, such minimum three (3) year Period of Restriction shall not be applicable with respect to any grant made to a newly-hired employee made to compensate for equity-based or other forms of compensation forfeited from a prior employer or grants made in satisfaction of incentive or other compensation payable to the Participant in respect of service to the Company or any of its Subsidiaries. The Committee may provide that the Period of Restriction on Restricted Stock shall lapse, in whole or in part, upon the achievement of Performance Criteria (and without regard to the minimum service requirement), which criteria shall be selected from those available to the Committee under Section 7(c), provided, however, that any Award of Restricted Stock made to any Executive Officer that is intended to qualify as other performance based compensation under Section 162(m) of the Code shall be subject to the same restrictions and limitations applicable to Performance Share Awards under Section 7(d) and subject to the certification required under Section 7(e).

     (c) Rights as a Stockholder. Unless otherwise determined by the Committee at the time of grant and subject to Section 3(f), Participants holding shares of Restricted Stock may exercise full voting rights and other rights as a stockholder with respect to those shares during the Period of Restriction.

     (d) Termination of Employment Due to Approved Retirement, Disability or Death. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment or service terminates by reason of Approved Retirement, any shares related to Restricted Stock held by such Participant shall become non-forfeitable at the time the restrictions would have lapsed had the Participant continued in employment; provided, however, that the Committee may waive any forfeiture and transfer restrictions with respect to such portion of the Award as is necessary for the Participant to satisfy any applicable tax withholding obligations in connection with such Award arising at the time of such termination of employment. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment or service terminates by reason of Disability or death, any shares related to Restricted Stock held by such Participant shall become non-forfeitable on the date of termination.

     (e) Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the employment or service of the Participant shall terminate for any reason other than one described in Section 6(d), any Restricted Stock awarded to such Participant as to which the Period of Restriction has not lapsed shall be forfeited.

     (f) Restricted Stock Units. The Committee may elect to grant any Participant Restricted Stock Units, which are intended to be the economic equivalent of an award of Restricted Stock. Any such Restricted Stock Units Award shall be made on substantially the same terms as apply to an Award of Restricted Stock under this Section 6, except that a Participant receiving such Award shall not have any rights as a stockholder prior to the actual issuance of such Common Stock (although, pursuant to Section 3(f), the Committee may authorize the payment of dividend equivalents on such rights equal to the dividends that would have been payable had the corresponding equity rights been outstanding shares of Common Stock).

                                    SECTION 7
                    PERFORMANCE SHARES AND PERFORMANCE UNITS

     (a) Generally. The Committee shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for each or any Performance Period, and the Performance Criteria applicable with respect to such Performance Shares and Performance Units for each Performance Period. The Committee shall determine the duration of each Performance Period (the duration of Performance Periods may differ from each other), and there may be more than one Performance Period in existence at any one time as to any Participant, or all or any class of Participants. Performance Periods may be no shorter than twelve months. Each grant of Performance Shares and Performance Units shall be evidenced in writing and shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Criteria applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No shares of Common Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units.

     (b) Earned Performance Shares and Performance Units. Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of specified Performance Criteria or the occurrence of any event or events, including a Change of Control, as the Committee shall determine, either at or after the time of grant. In addition to the achievement of the specified Performance Criteria, the Committee may, at the grant date, condition payment of Performance Shares and Performance Units on the Participant completing a minimum period of service following the date of grant or on such other conditions as the Committee shall specify.

     (c) Performance Criteria. At the discretion of the Committee, Performance Criteria may be based on the total return to the Company's policyholders or EMC Group's stockholders, inclusive of dividends paid, during the applicable Performance Period (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies), or upon the attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: stock price, operating earnings, net earnings, return on equity, income, market share, combined ratio, level of expenses, growth in revenue, cash flow, earnings per share, return on invested capital, return on assets, economic value added, improvements in or attainment of working capital levels, and, in the case of persons who are not Executive Officers, such other criteria as may be determined by the Committee. Performance Criteria may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries. When establishing Performance Criteria for a Performance Period, the Committee may exclude any or all "extraordinary items" as determined under statutory accounting principles including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. Except to the extent that the exercise of (or the ability to exercise) such discretion in the case of Awards to Executive Officers intended to be other performance-based compensation under Section 162(m) of the Code would cause them to fail to satisfy that requirement, the Committee may also adjust the Performance Criteria for any Performance Period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

     (d) Special Rule for Performance Criteria. If, at the time of grant, the Committee intends a Performance Share Award or Performance Unit to qualify as other performance based compensation within the meaning of Section 162(m) of the Code, the Committee must establish Performance Criteria for the applicable Performance Period no later than the 90th day after the Performance Period begins (or by such other date as may be required under Section 162(m) of the Code), and the Committee shall not have the authority in respect of such Awards to exercise any discretion applicable to a grant of Performance Shares or Performance Units otherwise conveyed by this Section 7, if the ability to exercise such discretion would cause such Award not to qualify as other performance based compensation.

     (e) Certification of Attainment of Performance Criteria. As soon as practicable after the end of a Performance Period and prior to any payment in respect of such Performance Period, the Committee shall certify in writing the number of Performance Shares and the number and value of Performance Units which have been earned on the basis of performance in relation to the established Performance Criteria.

     (f) Payment of Awards. Earned Performance Shares and the value of earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant's beneficiary, as soon as practicable after the expiration of the Performance Period and the Committee's certification under paragraph 7(e) above, provided that (i) earned Performance Shares and the value of earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied, and (ii) any amounts payable in respect of Performance Shares or Performance Units pursuant to Section 10 shall be distributed in accordance with such Section 10. The Committee shall determine whether Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, shares of Common Stock or in a combination thereof, with the value or number of shares payable to be determined based on the Fair Market Value of Common Stock on the date of the Committee's certification under paragraph 7(e) above.

     (g) Newly Eligible Participants. Notwithstanding anything in the section to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares or Performance Units after the commencement of a Performance Period.

     (h) Termination of Employment.

          (i) Termination of Employment due to Approved Retirement, Disability or Death. Unless otherwise determined by the Committee at or after the time of grant, a Participant whose employment or service terminates by reason of Approved Retirement, Disability or death shall be entitled to receive the same payment or distribution with respect to Performance Shares and Performance Units (without pro-ration) that would have been payable for the Performance Period had his or her employment continued until the end of the applicable Performance Period. Any Performance Shares or value of Performance Units becoming payable in accordance with the preceding sentence shall be paid at the same time as Performance Shares and the value of Performance Units are paid to other Participants (or at such earlier time as the Committee may permit). Any rights that a Participant or beneficiary may have with respect to any Performance Shares or Performance Units outstanding at the date of such termination of employment that may not be earned (or that are eligible to be earned, but are not earned) in accordance with this section 7(h)(i) shall be forfeited and canceled, effective as of the date of the Participant's termination of employment or service (or, if eligible to be earned, but are not earned, the date of the Committee's certification pursuant to Section 7(e)).

          (ii) Termination for any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the employment or service of the Participant shall terminate during a Performance Period for any reason other than the one described in Section 7(h) (i), all of the Participant's rights to Performance Shares and Performance Units related to such Performance Period shall be immediately forfeited and canceled as of the date of such termination of employment.

          (iii) Cause. Notwithstanding anything in this Section 7 to the contrary, a Participant's rights with respect to unearned Performance Shares and Performance Units shall in all events be immediately forfeited and canceled as of the date of the Participant's termination of employment for Cause.

                                    SECTION 8
                            STOCK APPRECIATION RIGHTS

     (a) Grant of SARs. SARs may be granted to any Participant, all Participants, or any class of Participants at such time or times as shall be determined by the Committee. SARs may be granted in tandem with an Option, or may be granted on a freestanding basis, not related to any Option. The term and conditions of any SAR grant shall be evidenced in writing, and shall include such provisions not inconsistent with the Plan as the Committee shall determine.

     (b) Terms and Conditions of SARs. Unless the Committee shall otherwise determine, the terms and conditions (including, without limitation, the exercise period of the SAR, the vesting schedule applicable thereto and the impact of any termination of service on the Participant's rights with respect to the SAR) applicable with respect to (i) SARs granted in tandem with an Option shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions applicable to the tandem Options and (ii) freestanding SARs shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions that would have been applicable under Section 5 above were the grant of the SARs a grant of an Option.

     (c) Exercise of Tandem SARs. SARs which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable.

     (d) Payment of SAR Amount. Upon exercise of a SAR, the holder shall be entitled to receive payment, in cash, in shares of Common Stock or in a combination thereof, as determined by the Committee, of an amount determined by multiplying:

          (i) the excess, if any, of the Fair Market Value of a share of Common Stock at the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant, by

          (ii) the number of shares of Common Stock with respect to which the SARs are then being exercised.

                                    SECTION 9
                            OTHER STOCK-BASED AWARDS

     (a) Other Stock-Based Awards. The Committee may grant other types of equity-based and equity-related awards in addition to Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and SARs. Notwithstanding the immediately preceding sentence, except in the case of Other Stock-Based Awards issued in satisfaction of an obligation of the Company or any Subsidiary to make a payment in cash in respect of a Participant (including, but not limited to, when an annual or long-term incentive compensation award is satisfied with the issuance of shares of Common Stock instead of cash or in respect of a Participant's accrued benefit under a deferred compensation plan), or as provided under Section 10, no Participant shall be entitled to vest in any such Other Stock-Based Award on a schedule which is more favorable to the Participant than ratably over a period of three years from the date of grant. Each such Other Stock-Based Award shall be evidenced in writing and specify the terms and conditions applicable thereto. Any such Other Stock-Based Award may entail the transfer of actual shares of Common Stock or the payment of the value of such Award in cash based upon the value of a specified number of shares of Common Stock, or any combination of the foregoing, as determined by the Committee. The terms of any Other Stock-Based Award need not be uniform in application to all (or any class of) Participants, and each Other Stock-Based Award granted to any Participant (whether or not at the same time) may have different terms.

     (b) Termination of Employment or Service. In addition to any other terms and conditions that may be specified by the Committee but subject to the limitations set forth in Section 9(a), each Other Stock-Based Award shall specify the impact of termination of employment upon the rights of a Participant with respect to such Award. At the discretion of the Committee, such conditions may be the same as apply with respect to Restricted Stock or Restricted Stock Units, or may be contain terms that are more or less favorable to the Participant.

                                   SECTION 10
                                CHANGE OF CONTROL

     (a) Accelerated Vesting and Payment. Subject to the provisions of Section 10(b) below, in the event of a Change of Control (i) each Option and SAR then outstanding shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and/or SAR, (ii) the Period of Restriction shall lapse as to each share of Restricted Stock then outstanding, (iii) each outstanding Restricted Stock Unit shall become fully vested and payable, (iv) each outstanding Performance Share Award and Performance Unit Award shall be deemed earned at the target level of performance for such Award, and (v) each outstanding Other Stock-Based Award shall become fully vested and payable. In addition, in connection with such a Change of Control, the Committee may, in its discretion, provide that each Option and/or SAR shall, upon the occurrence of such Change of Control, be canceled in exchange for a payment per share in cash (the "Settlement Payment") in an amount equal to the excess, if any, of the Change of Control Price over the exercise price for such Option or the base price of such SAR. Should the Committee authorize any Settlement Payments in respect of Options, the Committee may determine that any Options which have an exercise price per share below the Change of Control Price shall be deemed cancelled and satisfied in full for a deemed Settlement Payment of zero. The Committee may also direct that each Restricted Stock Unit, Other Stock-Based Award, Performance Share and/or Performance Unit shall be settled in cash with its value determined based on the Change of Control Price.

     (b) Alternative Awards. Notwithstanding Section 10(a), no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith, prior to the occurrence of a Change of Control, that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award"), by a Participant's employer (or the parent of such employer) immediately following the Change of Control; provided that any such Alternative Award must:

          (i) be based on stock which is traded on an established U.S. securities market;

          (ii) provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

          (iii) have substantially equivalent economic value to such Award (determined at the time of the Change of Control); and

          (iv) have terms and conditions which provide that in the event that, during the 24-month period following the Change of Control, the Participant's employment or service is involuntarily terminated for any reason (including, but not limited to a termination due to death, Disability or without Cause) or Constructively Terminated (as defined below), all of such Participant's Options and/or SARs shall be deemed immediately and fully exercisable, the Period of Restriction shall lapse as to each of the Participant's outstanding Restricted Stock awards, each of the Participant's outstanding Restricted Stock Unit awards and Other Stock-Based Awards shall be payable in full and each such Alternative Award shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities or in a combination thereof, in an amount equal to, in the case of an Option or SAR, the excess of the Fair Market Value of such stock on the date of the Participant's termination over the corresponding exercise or base price per share and, in the case of any Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award, the Fair Market Value of the number of shares of Common Stock subject or related thereto.

     For this purpose, a Participant's employment or service shall be deemed to have been Constructively Terminated if, without the Participant's written consent, the Participant terminates employment or service within 120 days following either (x) a material reduction in the Participant's base salary or a Participant's incentive compensation opportunity, or (y) the relocation of the Participant's principal place of employment or service to a location more than 35 miles away from the Participant's prior principal place of employment or service.

     (c) Section 409A. Should any event constitute a Change of Control for purposes of the Plan, but not constitute a change of control within the meaning of Section 409A of the Code, if necessary to avoid the imposition of an additional tax on the recipient, no payment or distribution shall be made to any affected Participant by reason of such Change of Control (although any other modification or enhancement to the Award, such as accelerated vesting, shall still apply) and the value of such Award as determined by the Committee prior to such Change of Control shall be paid to the affected Participant on the earlier to occur of (i) the day after the six month anniversary of such Participant's termination of employment or(ii) whichever of the following is applicable to such Award: (A) with respect to any unvested Award that would have become vested solely upon the passage of time and the continued performance of service, the date the Award would have otherwise become vested without regard to the Change of Control; (B) with respect to any unvested Award that would have become vested upon the achievement of specified Performance Criteria, on the last day of the applicable Performance Period; or (C) if the Award was already vested at the time the Change of Control occurs, on the date on which the Award would have expired in accordance with its terms.

                                   SECTION 11
                AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

     The Board may, at any time and from time to time, amend, modify, suspend, or terminate this Plan, and the Committee may from time to time amend, modify, suspend or terminate Awards in whole or in part, without notice to or the consent of any Participant, provided, however, that any amendment which would
(i) increase the number of shares available for issuance under the Plan, (ii) lower the minimum exercise price at which an Option (or the base price at which a SAR) may be granted or otherwise permit the repricing of any outstanding Options or SARs (other than in the context of a transaction referenced in Section 4(c)), (iii) extend the maximum term for Options or SARs granted hereunder or (iv) otherwise amend the Plan in a material fashion that would require the approval of stockholders under the applicable rules and regulations of any exchange or automated quotation system on which the Common Stock is listed to trade shall be subject to the approval of EMC Group's stockholders. Notwithstanding the foregoing, however, no amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

                                   SECTION 12
                            MISCELLANEOUS PROVISIONS

     (a) Transferability. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than in accordance with Section 12(b) below, provided that the Committee may permit transfers of Awards (other than Incentive Stock Options) to Family Members (including, without limitation, transfers effected by a domestic relations order) subject to such terms and conditions as the Committee shall determine.

     (b) Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of the Participant's death; provided that, if the Participant shall not have designated any beneficiary under this Plan, the Participant's beneficiary shall be deemed to be the person designated by the Participant under the group life insurance plan of the Company or a Subsidiary in which such Participant participates (unless such designated beneficiary is not a Family Member). Each designation made hereunder will revoke all prior designations by the same Participant with respect to all Awards previously granted (including, solely for purposes of this Plan, any deemed designation), shall be in a form prescribed by the Committee, and will be effective only when received by the Committee in writing during the Participant's lifetime. In the absence of any such effective designation (including a deemed designation), benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by the Participant's estate. Except as otherwise expressly provided herein, nothing in this Plan is intended or may be construed to give any person other than Participants any rights or remedies under this Plan.

     (c) Deferral of Payment. At the time any Award is granted (or such earlier time as the Committee may require), the Committee may permit a Participant to elect, upon such terms and conditions as the Committee may establish, to defer receipt of shares of Common Stock that would otherwise be issued in connection with an Award.

     (d) No Guarantee of Employment or Participation. The existence of this Plan, as in effect at any time or from time to time, or any grant of an Award under the Plan shall not interfere with or limit in any way the rights of the Company or any Subsidiary to terminate any Participant's employment or other service provider relationship at any time, nor confer upon any Participant any rights to continue in the employ or service of the Company or any Subsidiary of the Company. The existence of the Plan shall not be deemed to constitute a contract of employment between the Company and the Participant, nor shall it constitute a right to remain in the employ or service of the Company. Except as may be provided in a separate written agreement, employment with or service for the Company is at-will and either party may terminate the Participant's employment or other service provider relationship at any time, for any reason, with or without Cause or notice.

     (e) Tax Withholding. The Company shall have the right to deduct from all payments or distributions hereunder any federal, state, foreign or local taxes or other obligations required by law to be withheld with respect thereto. The Company may defer issuance of Common Stock in respect of any Award until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose,
(i) to have shares of Common Stock otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Common Stock, in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date on which the applicable tax liability is determined not in excess of the minimum amount required to satisfy the statutory withholding tax obligations with respect to any Award.

     (f) No Limitation on Compensation; Scope of Liabilities. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans if and to the extent permitted by applicable law. The liability of the Company under this Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of this Plan may be construed to impose any further or additional duties, obligations, or costs on the Company thereof or the Committee not expressly set forth in the Plan.

     (g) Requirements of Law. The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     (h) Term of Plan. The Plan shall be effective upon the date, if any, on which it is approved by EMC Group's stockholders. The Plan shall continue in effect, unless sooner terminated pursuant to Section 11 above, until the tenth anniversary of the date of such stockholder approval.

     (i) Governing Law. The Plan, and all Awards granted hereunder (and the terms and conditions of any document evidencing any such grant), shall be construed in accordance with and governed by the laws of the State of Iowa, without regard to principles of conflict of laws.

     (j) No Impact on Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, Awards shall not be treated as compensation for purposes of calculating an Employee's, Agent's or Non-Employee Director's right or benefits under any such plan, policy or program.

     (k) No Constraint on Corporate Action. Except as provided in Section 11 above, nothing contained in this Plan shall be construed to prevent the Company from taking any corporate action (including, but not limited to, the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any awards made under this Plan. No Non-Employee Director, beneficiary, or other person shall have any claim against the Company, as a result of any such action.

     (l) Indemnification. Each member of the Board and each member of the Committee shall be indemnified and held harmless by the Company and EMC Group against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member of the Board or Committee in connection with or resulting from any claim, action, suit or proceeding to which such member may be made a party or in which such member may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by such member in settlement thereof, with the Company's approval, or paid by such member in satisfaction of any judgment in any such action, suit or proceeding against such member, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it individually. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which any such person may be entitled under the Company's Restated Articles of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

     (m) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any Award until the Participant shall have become the holder of record of such shares.

     (n) Captions. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

                                                                      APPENDIX B

                            EMC INSURANCE GROUP INC.
                             AUDIT COMMITTEE CHARTER

                                     PURPOSE

The purpose of the Audit Committee (the "Committee") of EMC Insurance Group Inc. (the "Company") is to assist the Company's Board of Directors (the "Board") in fulfilling its oversight responsibilities for (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and
(4) the performance of the Company's internal audit function and independent auditors. The Committee will also prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

                                    AUTHORITY

The Committee shall have the authority granted to it in Article V, Section 3 of the Company's By-Laws. The primary responsibility of the Committee is to oversee the Company's financial controls and reporting processes on behalf of the Board, and to report the results of its activities to the Board. The Committee's responsibilities are set forth more fully below. Management of the Company is responsible for preparing the Company's financial statements, and the external auditors are responsible for auditing those financial statements. The Committee may perform such other duties or activities and may assume such other responsibilities as are consistent with its purpose and as the Board or the Committee deems appropriate. The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities:

- Appoint, determine funding for, and oversee the work of the external auditors employed by the Company to conduct the annual audit. The external auditors will report directly to the Committee.

- Resolve any disagreements between management and the external auditors regarding financial reporting.

- Pre-approve all audit and permitted non-audit services to be performed by the Company's external auditors.

- Retain and determine funding for independent counsel, accountants, or others to advise the Committee or assist in the conduct of an investigation.

- Seek any information it requires from employees--all of whom are directed to cooperate with the Committee's requests.

- Meet with Company officers, external auditors or outside counsel, as necessary.

                                   COMPOSITION

The Audit Committee will consist of three or more members of the Board of Directors. The full Board will appoint the Committee members and the Committee chair.

Each Committee member will be both independent and financially literate. At least one member shall be designated as the "Audit Committee financial expert," as defined by applicable rules and regulations.

No Committee member shall simultaneously serve on the audit committees of more than two other public companies.

                                    MEETINGS

The Committee will meet at least four times a year, with authority to convene additional meetings as circumstances require. All Committee members are expected to attend each meeting, in person or via tele-conference. The Committee will invite members of management, the external auditors or others to attend meetings and provide pertinent information, as necessary. It will meet separately with management, with internal auditors and with external auditors. It will also meet periodically in executive session.

Meetings may occur jointly with meetings of the audit committees of one or more affiliated companies, in which case a chairman of the joint meeting shall be elected by the members of the audit committees in attendance.

Special meetings may be called by any member of the Committee or by the Chief Executive Officer of the Company at any time circumstances dictate the need, pursuant to the notice provisions set forth in the By-Laws of the Company. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

                                RESPONSIBILITIES

The Committee will have the following responsibilities:

FINANCIAL STATEMENTS

- Review significant accounting and reporting issues and understand their impact on the financial statements of the Company. These issues include:

     -    Complex or unusual transactions

     - Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles

     - Review and approval of all related party transactions (as defined by the National Association of Securities Dealers, Inc.) to which the Company is a party (with the exception of those related party transactions that are subject to the review and approval of the Inter-Company Committee of the Board)

     - The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company

- Review analyses prepared by management and/or the external auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

- Review with management and the external auditors the results of each audit, including any difficulties encountered. This review will include any restrictions on the scope of the external auditor's activities or on access to requested information, and any significant disagreements with management.

- Discuss the annual audited financial statements and quarterly financial statements with management and the external auditors, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations".

- Review disclosures and certifications made by the Chief Executive Officer and the Chief Financial Officer in the Company's Forms 10-K and 10-Q concerning controls and procedures for financial reporting.

- Discuss earnings press releases (particularly use of "pro forma," or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies. This review may be general (i.e., the types of information to be disclosed and the type of presentations to be made).

INTERNAL CONTROL

- Review any reports prepared by the internal or external auditors regarding the effectiveness of the Company's internal control system, including information technology security and controls.

- Understand the scope of internal and external auditor reviews of internal controls over financial reporting, and obtain reports on significant findings and recommendations, together with management's responses.

INTERNAL AUDIT

- Review with management and the Chief Audit Officer the charter, plans, activities, staffing and organizational structure of the internal audit function.

- Ensure there are no unjustified restrictions or limitations placed upon, and review and concur in the appointment, replacement or dismissal of, the Chief Audit Officer.

- Review the effectiveness of the internal audit function, including compliance with The Institute of Internal Auditors' Standards for the Professional Practice of Internal Auditing.

- Meet separately with the Chief Audit Officer on a regular basis, to discuss any matters that the Committee or the internal audit department believes should be discussed privately.

EXTERNAL AUDIT

- Review the external auditor's proposed audit scope and approach, including coordination of audit effort with internal audit.

- Review the performance of the external auditors. In performing this review, the Committee will:

     - Obtain and review, at least annually, a report by the external auditors describing the firm's internal quality-control procedures

     - Assess the external auditor's independence and review any relationships between the external auditor(s) and the Company

     -    Take into account the opinions of management and internal audit

     -    Review and evaluate the lead partner of the external auditor

     - Present to the Board its conclusions with respect to the external auditor

- Ensure the rotation of the lead and concurring audit partners every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself.

- Set clear hiring policies for employees or former employees of the external auditors.

- Meet separately with the external auditors on a regular basis, to discuss any matters that the Committee or the external auditors believe should be discussed privately.

COMPLIANCE

- Review any reports prepared by internal audit, General Counsel or the external auditors regarding (i) the effectiveness of the Company's system for monitoring compliance with laws and regulations, and/or (ii) the results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance.

- Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company or its affiliates of concerns regarding questionable accounting or auditing matters.

- Review the findings of any examinations by regulatory agencies, as well as any auditor observations.

- Review and discuss with management, the internal auditors, and the external auditors the adequacy and effectiveness of the Company's legal, regulatory and ethical compliance programs, including the Company's Code of Corporate Conduct and/or its Guide to Ethical Corporate Conduct (or similar documents), and its Code of Ethics.

- Obtain regular updates from management and the Company's legal counsel regarding compliance matters.

REPORTING RESPONSIBILITIES

- Report regularly to the Board of Directors about Committee activities and issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's external auditors, and the performance of the internal audit function.

- Provide an open avenue of communication between internal audit, the external auditors, and the Board of Directors.

- Report annually to the stockholders, describing the Committee's composition, its responsibilities and how they were discharged, and any other information required by regulation or rule, including approval of non-audit services.

- Review any other reports the Company issues that relate to Committee responsibilities.

OTHER RESPONSIBILITIES

- Discuss with management the Company's major policies with respect to risk assessment and risk management.

- Perform other activities related to this Charter as requested by the Board of Directors.

-    Institute and oversee special investigations as needed.

- Maintain financial literacy through formal seminars, self-study programs or professional experience.

- Review and assess annually the adequacy of this Committee Charter, consider any recommended changes to this Charter which might be received, request Board approval for proposed changes, and ensure that appropriate disclosures have been made, as may be required by law or regulation.

- Confirm annually that all responsibilities outlined in this Charter have been carried out.

As Amended August 2006
                           c/o UMB Bank, n.a.
(EMC LOGO)                 P.O. Box 419064
EMC Insurance Group Inc.   Kansas City, MO 64141-6064

                             YOUR VOTE IS IMPORTANT

          Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

 (ARROW)   PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.   (ARROW)
--------------------------------------------------------------------------------

                            EMC INSURANCE GROUP INC.

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 24, 2007
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bruce G. Kelley and George W. Kochheiser, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated, all the shares of stock of EMC Insurance Group Inc. held of record by the undersigned on March 29, 2007 at the Annual Meeting of Stockholders to be held on May 24, 2007 or any adjournment thereof.

                                        Date:                               2007
                                              ----------------------------,


                                        ----------------------------------------
                                        Signature


                                        ----------------------------------------
                                        Signature if held jointly

                                        Please sign exactly as your name
                                        appears. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.

 (ARROW)   PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.   (ARROW)
--------------------------------------------------------------------------------

EMC INSURANCE GROUP INC.                                  PROXY FOR COMMON STOCK

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

1.   ELECTION OF DIRECTORS

     Nominees: (1) Margaret A. Ball       (2) George C. Carpenter III   (3) David J. Fischer      (4) Bruce G. Kelley
               (5) George W. Kochheiser   (6) Raymond A. Michel         (7) Joanne L. Stockdale

               [ ] FOR all nominees listed above              [ ] WITHHOLD AUTHORITY
                   (except as marked to the contrary below)       to vote for all nominees listed above

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
           THAT NOMINEE'S NAME OR NUMBER ON THE SPACE PROVIDED BELOW.)
________________________________________________________________________________

2.   PROPOSAL TO APPROVE THE 2007 EMPLOYERS MUTUAL CASUALTY COMPANY STOCK
     INCENTIVE PLAN.

               [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3.   PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT
     REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

               [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

4. OTHER BUSINESS In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                            CONTINUED ON REVERSE SIDE